EXHIBIT 3.2


                              AMENDED AND RESTATED

                     DECLARATION OF TRUST FOR THE REGISTRANT


                             MADE AS OF May 15, 1998

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       FOR

                               BARON CAPITAL TRUST

                                TABLE OF CONTENTS

Article and
Section
Number                                                Heading                                     Page
------                                                -------                                     ----
Article 1     Organization and Powers.............................................................   1
   1.1        Trust Estate; Name..................................................................   1
   1.2        Purpose.............................................................................   2
   1.3        Relationship among Shareholders; No Partnership.....................................   2
   1.4        Organization Certificates...........................................................   2
   1.5        Principal Place of  Business........................................................   2
   1.6        Admission of Shareholders...........................................................   2
   1.7        Duration of the Trust...............................................................   4
   1.8        Powers of the Trust.................................................................   4
   1.9        Provisions, Restrictions and Prohibitions regarding Trust Operations................   4
Article 2     Shares..............................................................................  12
   2.1        Shares, Certificates of Beneficial Interest.........................................  12
   2.2        Sale of Shares......................................................................  13
   2.3        Offering of Shares..................................................................  13
   2.4        Treasury Shares.....................................................................  13
   2.5        Transferability of Shares...........................................................  14
   2.6        Effect of  Transfer of Shares or Death, Insolvency or Incapacity of Shareholders....  14
   2.7        Repurchase of Shares................................................................  14
   2.8        Distribution Reinvestment Plan......................................................  14
Article 2A    Restriction on Transfer, Acquisition and Redemption of Shares.......................  14
   2A.1       Definitions.........................................................................  14
              "Beneficial Ownership"..............................................................  14
              "Beneficiary".......................................................................  14
              "Debt"..............................................................................  15
              "Equity Shares".....................................................................  15
              "Excess Share Trust"................................................................  15
              "Existing Holder"...................................................................  15
              "Existing Holder Limit".............................................................  15
              "Initial Public Offering"...........................................................  15
              "Market Price"......................................................................  15
              "Ownership Limit"...................................................................  15
              "Person"............................................................................  15
              "Purported Beneficial Transferee"...................................................  16
              "Purported Record Transferee".......................................................  16
              "Restriction Termination Date"......................................................  16
              "Transfer"..........................................................................  16
              "Units".............................................................................  16
   2A.2       Ownership Limitation................................................................  16
   2A.3       Excess Shares.......................................................................  17
   2A.4       Prevention of Transfer..............................................................  17
   2A.5       Notice to Trust.....................................................................  17
   2A.6       Information for Trust...............................................................  17
   2A.7       Other Action by Board...............................................................  18
   2A.8       Ambiguities.........................................................................  18

  2A.9        Modification of Existing Holder Limits..............................................  18
  2A.10       Increase or Decrease in Ownership Limit.............................................  18
  2A.11       Limitations on Changes in Existing Holder and Ownership Limits......................  19
  2A.12       Waivers by Managing Shareholder.....................................................  19
  2A.13       Legend..............................................................................  19
  2A.14       Severability........................................................................  19
  2A.15       Trust for Excess Shares.............................................................  19
  2A.16       No Distribution for Excess Shares...................................................  20
  2A.17       No Voting Rights for Excess Shares..................................................  20
  2A.18       Non-Transferability of Excess Shares................................................  20
  2A.19       Call by Trust on Excess Shares......................................................  20
Article 3     Liabilities.........................................................................  21
   3.1        Liability and Obligations of Corporate Trustee......................................  21
   3.2        Liability and Obligations of Managing Shareholder, Independent Trustees,
                and Other Members of the Board....................................................  21
   3.3        Liability of Managing Shareholder, Independent Trustees and Other Members
                of the Board to Third Parties.....................................................  21
   3.4        Liability of Shareholders in General................................................  21
   3.5        Liability of Shareholders to the Trust, Managing Shareholder, Trustees, Members
                of the Board and Other Shareholders...............................................  22
   3.6        Liability of Managing Persons to Trust and Shareholders.............................  22
   3.7        Indemnification of Managing Persons.................................................  22
   3.8        General Provisions..................................................................  22
   3.9        Dealings with Trust.................................................................  23
Article 4     Payment of Trust Expenses...........................................................  23
   4.1        Selling Commissions.................................................................  23
   4.2        Organization and Offering Expenses..................................................  24
   4.3        Investment Fee......................................................................  24
   4.4        Property Management Fee.............................................................  24
   4.5        Other Expenses......................................................................  24
   4.6        Payment and Recoupment of Fees......................................................  25
Article 5     Accounting and Reports..............................................................  25
   5.1        Elections...........................................................................  25
   5.2        Books and Records...................................................................  25
   5.3        Reports.............................................................................  25
   5.4        Bank Accounts.......................................................................  26
   5.5        Interim Assets......................................................................  26
Article 6     Rights and Obligations of Shareholders..............................................  26
   6.1        Participation in Management.........................................................  26
   6.2        Rights to Engage in Other Ventures..................................................  27
   6.3        Transferability of Shares...........................................................  27
   6.4        Information.........................................................................  27
   6.5        Shareholders' Meetings..............................................................  28
   6.6        Voting..............................................................................  29
   6.7        Distributions.......................................................................  29
   6.8        Notice of Non-liability.............................................................  30
Article 7     Powers, Duties and Limitations on Managing Shareholder, Board and
                Independent Trustees..............................................................  30
   7.1        Management of  the Trust............................................................  30
   7.2        Acceptance of Subscriptions.........................................................  30
   7.3        Specific Limitations................................................................  30
   7.4        Powers of Managing Shareholder......................................................  31
   7.5        Independent Trustees................................................................  33
   7.6        Board of the Trust..................................................................  34

   7.7        Officers of Trust...................................................................  35
   7.8        Presumption of Power................................................................  36
   7.9        Obligations Not Exclusive...........................................................  36
   7.10       Rights to Deal with  Affiliates.....................................................  36
   7.11       Removal of Managing Shareholder.....................................................  36
Article 8     Dissolution, Termination and Liquidation............................................  36
   8.1        Dissolution.........................................................................  36
   8.2        Continuation of the Trust...........................................................  37
   8.3        Obligations on Dissolution..........................................................  37
   8.4        Liquidation Procedure...............................................................  37
   8.5        Liquidating Trustee.................................................................  37
   8.6        Death, Insanity, Dissolution or Insolvency of Managing Shareholder, a Trustee
                or a Shareholder..................................................................  38
   8.7        Withdrawal of Offering..............................................................  38
Article 9     Miscellaneous.......................................................................  38
   9.1        Notices.............................................................................  38
   9.2        Delaware Laws Govern................................................................  38
   9.3        Power of  Attorney..................................................................  38
   9.4        Disclaimer..........................................................................  39
   9.5        Corporate Trustee Resignation and Replacement.......................................  39
   9.6        Amendment and Construction of Declaration...........................................  39
   9.7        Bonds and Accounting................................................................  39
   9.8        Binding Effect......................................................................  39
   9.9        Headings............................................................................  40
   9.10       Bylaws..............................................................................  40
   9.11       Severability........................................................................  40
Article 10    Definitions.........................................................................  40


 Exhibit
 -------

    A         Shareholders' Names, Addresses and Share Ownership

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       FOR

                               BARON CAPITAL TRUST


     This AMENDED AND RESTATED DECLARATION OF TRUST (the "Declaration") is made as of May 15, 1998, by BARON CAPITAL PROPERTIES, INC., a Delaware corporation
("Baron Properties"), which, with its successors as trustees under this Declaration, is referred to as the "Corporate Trustee," and BARON ADVISORS, INC., the Managing Shareholder of the Trust, for the benefit of those persons who are accepted as holders of shares of beneficial interest under this Declaration.


     WHEREAS, the Corporate Trustee has organized BARON CAPITAL TRUST (the "Trust") as a business trust under the Delaware Business Trust Act, to provide for the management of the Trust by Baron Advisors, Inc., a Delaware corporation ("Baron Advisors," or "Managing Shareholder" when acting hereunder in such capacity), and to provide for the sale of beneficial interests in the Trust, the operation of the Trust and the rights of the Corporate Trustee, other persons acting as trustees (together with the Corporate Trustee, the "Trustees") and owners of beneficial interests;

     WHEREAS, a Certificate of Trust (the "Certificate") was filed by the Corporate Trustee on July 31, 1997 with the Secretary of State of Delaware to evidence the existence of the Trust;

     WHEREAS, the Corporate Trustee and the Managing Shareholder executed a Declaration of Trust for the Trust as of August 31, 1997;

     WHEREAS, the Corporate Trustee and the Managing Shareholder desire to amend and restate the Declaration of Trust to include the terms and conditions set forth herein;

     WHEREAS, the Corporate Trustee and the Managing Shareholder desire that the Trust qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the Corporate Trustee declares that it constitutes and appoints itself trustee of the sum of $10.00 owned by it, together with all other property that it acquires under this Declaration as trustee, together with the proceeds thereof, to hold, IN TRUST, to manage and dispose of for the benefit of the holders, from time to time, of beneficial interests in the Trust, subject to the provisions of this Declaration as follows. Capitalized terms used in this Declaration shall have the respective meanings ascribed to them in
Article 10 hereof, and, in the absence of any such definition, shall have the respective meanings ascribed to them in the Prospectus (as defined in Article
10) if defined therein, unless the context indicates otherwise. All references to section numbers herein shall refer to section numbers of this Declaration unless otherwise stated herein.

                                    ARTICLE 1

                             ORGANIZATION AND POWERS

     1.1 Trust Estate; Name. The Trust, comprised of the Trust estate created under this Declaration and the business conducted hereunder, shall be designated as "Baron Capital Trust," which name shall refer to the trust estate and to the Corporate Trustee in its capacity as trustee of the trust estate but not in any other capacity and which shall not refer to the officers, agents, other trustees or beneficial owners of the Trust. To the extent possible, the Trustees shall conduct all business and execute all documents relating to the Trust in the name of the Trust and not as trustees. The Trustees may conduct the business of the Trust or hold its property under other names as necessary to comply with law or to further the affairs of the Trust as it deems advisable in their sole discretion. This Declaration, the Certificate and any other documents, and any amendments of any of the foregoing, required by law or appropriate, shall be recorded in all offices or jurisdictions where the Trust shall determine such recording to be necessary or advisable for the conduct of the business of the Trust.

     1.2 Purpose. (a) The purpose of the Trust is to acquire equity interests in and/or provide or acquire mortgage loans (including without limitation Junior Mortgage Loans and First Mortgage Loans) secured by mortgages on existing residential apartment properties located in the United States, and the acquisition, ownership, management, operation, acquire by leasing, leasing to others, improvement, administration and disposition of such types of real property or any interest therein (the "Property") as the Trust may designate. The Trust may invest its funds or participate in entities organized for the purpose of acquiring, owning, managing, operating, acquiring by leasing, leasing to others, improving, administering or disposing of properties described in the preceding sentence. The Trust shall have the power to perform any and all acts and activities with respect to this general purpose that are customary or incidental thereto including by way of illustration the acquisition, ownership, management, operation, leasing, improvement, administration and disposition of such properties or any interest therein as the Trust shall designate. Pending the commitment of Trust funds to investments in such types of property, distribution of Trust funds to Shareholders (as defined in Article 10) or application of reserve funds to their purposes, the Trust shall have full authority and discretion to utilize Trust funds as provided in Section 5.5. The Trust shall have all the powers granted to real estate investment trusts generally by the Code or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes of the Trust as set forth in this Declaration.

     (b) The Trust may engage in real estate operations with others when, in the judgment of the Trust, it is prudent and desirable under the circumstances. In any such operations, the Trust may acquire, own, hold, manage, operate, acquire by lease, lease to others, improve, administer and dispose of the types of property described in the preceding paragraph, either as principal, agent, partner, syndicate member, associate, joint venturer or otherwise and may invest funds in any such business, and may do any and all things necessary or incidental to the conduct of any such activities. Without limiting the foregoing, the Trust may supply security for debt of properties or enter into lease transactions or acquire goods and services for the benefit of a property.

     1.3 Relationship among Shareholders; No Partnership. As among the Trust, the Managing Shareholder, the Trustees, the Shareholders and the officers and agents of the Trust, a trust and not a partnership is created by this Declaration irrespective of whether any different status may be held to exist as far as others are concerned for tax purposes or in any other respect. The Shareholders hold only the relationship of trust beneficiaries to the Trustees with only such rights as are conferred on them by this Declaration.

     1.4 Organization Certificates. The parties hereto shall cause to be executed and filed (a) the Certificate, (b) such certificates as may be required by so-called "assumed name" laws in each jurisdiction in which the Trust has a place of business, (c) all such other certificates, notices, statements or other instruments required by law or appropriate for the formation and operation of a Delaware business trust in all jurisdictions where the Trust may elect to do business, and (d) any amendments of any of the foregoing required by law or appropriate.

     1.5 Principal Place of Business. The principal place of business of the Trust shall be 7826 Cooper Road, Cincinnati, Ohio 45242 or such other place as the Trust may from time to time designate by notice to all Shareholders. The Trust's office in the State of Delaware and the principal place of business of Baron Properties, the Corporate Trustee, are located at 1105 North Market Street, Wilmington, Delaware 19899, or such other place as the Trust may designate from time to time by notice to all Shareholders. The Trust may maintain such other offices at such other places as the Trust may determine to be in the best interests of the Trust.


     1.6 Admission of Shareholders. (a) The Trust is authorized to offer for sale in a public offering (the "Initial Offering") pursuant to the prospectus (the "Prospectus") dated May 15, 1998, as it may be supplemented or amended from time to time, at a purchase price of $10 per Share, up to 2,500,000 of the Shares authorized for issuance under Article 2 of this Declaration, and such Shares sold shall be designated as Common

Shares. The Trust shall have the unrestricted right at all times prior to the Termination Date (as defined in Article 10) of the Initial Offering to admit to the Trust such Shareholders as it may deem advisable, provided the aggregate subscriptions received for the purchase of Common Shares (as defined in Article
10) of the Shareholders and accepted by the Trust do not exceed $25,000,000 immediately following the admission of such Shareholders. After the Termination Date of the Initial Offering, any sale of Shares (including Common Shares and Preferred Shares) by the Trust shall be governed by Section 2. The Trust is also authorized to cause Baron Capital Properties, L.P. (the "Operating
Partnership"), its Affiliate through which it will conduct its real estate operations, to register up to 2,500,000 units of limited partnership interest ("Units") in the Operating Partnership to use to acquire interests in residential apartment properties (consistent with the Trust's investment objectives and policies) in connection with the proposed Exchange Offering described in the Prospectus. In connection therewith, the Trust is authorized
(i) to exchange unissued Common Shares (in addition to the 2,500,000 to be offered for sale in the Initial Offering) on a one for one basis for Units tendered by holders of Units requesting such exchange and (ii) file a registration statement in respect of such additional Common Shares on the applicable form of the Securities and Exchange Commission.

     (b) Each Shareholder who acquires Common Shares in the Initial Offering shall execute Subscription Documents (as defined in Article 10) and pay the purchase therefor to the Trust as subscribed by the Shareholder. Subject to the acceptance thereof by the Trust, each Shareholder who executes Subscription Documents shall be admitted to the Trust as an Shareholder. All funds received from such subscriptions will be deposited in the Trust's name in an interest-bearing escrow account at American Stock Transfer & Trust Company until the Escrow Date (as defined in Article 10). The Trust will not accept any subscriptions from New York investors, and no sales will be completed in New York, unless and until the Trust has sold, and collected the proceeds from, at least 250,000 Common Shares in this Offering ($2,500,000 gross proceeds). The Trust will not accept any subscriptions from Ohio investors and no sales will be completed in Ohio, unless and until the Trust has sold, and collected the proceeds from, at least 100,000 Common Shares in this Offering (gross proceeds of $1,000,000).

     (c) If, by the close of business on December 31, 1998, at least 50,000 Common Shares (representing $500,000 of gross Initial Offering proceeds) have not been sold or if the Trust withdraws the Initial Offering of Common Shares in accordance with the terms of this Declaration, the Trust shall be immediately dissolved at the expense of the Managing Shareholder and all subscription funds shall be forthwith returned to the respective subscribers together with any interest earned thereon. As soon after the Termination Date as practicable, the Trust shall advise each Shareholder of the Termination Date and the aggregate amount of proceeds raised by the Trust in the Initial Offering. Any proceeds from this Offering which are not invested or committed for investment within two years following the date of effectiveness of the Initial Offering (less any amounts retained as necessary operating capital) will be distributed pro rata to the Shareholders as a return of capital. In addition, the Trust may not sell Common Shares in the Offering to, or accept as a Shareholder, any Ohio investor whose investment would exceed 10% of his liquid net worth.

     (d) The full cash price for Shares must be paid to the Trust at the time of subscription.

     (e) Shareholders who acquire Common Shares from the Trust in the Initial Offering shall meet the following suitability standards prior to consummating such acquisition:

          (i) Minimum annual gross income of $45,000 and a minimum net worth (determined exclusive of home, home furnishings, and automobiles) of $45,000; or

          (ii) Minimum net worth of $150,000 (determined exclusive of home, home furnishings, and automobiles).

The Managing Shareholder and each participating broker-dealer selling Common Shares in connection with the Initial Offering shall make every reasonable effort to determine that the acquisition of Common Shares in the Initial Offering is a suitable and appropriate investment for each Shareholder by
ascertaining   that   the   prospective    Shareholder   meets   the   following
qualifications:

          (i) Meets the minimum income and net worth standards set forth in this
     Section 1.6;

          (ii) Can reasonably benefit from the Trust based on the prospective Shareholder's overall investment objectives and portfolio structure;

          (iii) Is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation;

          (iv) Has apparent understanding of the fundamental risks of the investment; of the risk that the Shareholder may lose the entire investment; of the lack of liquidity of Common Shares; of the restrictions on transferability of Common Shares as a result of the Trust's status as a REIT for federal income tax purposes; of the background and qualifications of the Managing Shareholder; and of the tax consequences of the investment.

Such suitability determination will be made on the basis of all information obtained from a prospective Shareholder, including at least the age, investment objectives, net worth, financial situation and other investments of the prospective Shareholder, and other pertinent factors. The Managing Shareholder or the participating broker-dealer who sells the particular Common Shares shall maintain records of the information used to make the suitability determination for at least six years from the date of sale. The securities administrator of any state in which the Trust may sell Common Shares in connection with the Initial Offering may require minimum initial and subsequent cash investment amounts.

     1.7 Duration of the Trust. For all purposes, this Declaration, as it may be amended or restated from time to time in accordance with its terms, shall be effective until the Trust is terminated in accordance with Section 8.1.

     1.8 Powers of the Trust. Without limiting any powers granted to the Trust under this Declaration or applicable law, the Trust shall have the following additional powers, subject to applicable law:

     (a) To borrow money or to loan money and to pledge or mortgage any and all Trust Property and to execute conveyances, mortgages, security agreements, assignments and any other contract or agreement deemed proper and in furtherance of the Trust's purposes and affecting it or any Trust Property (including without limitation the Trust Management Agreement (as defined in Article 10)); provided, however, that the Trust shall not loan money to the Managing Shareholder, the Trustees or any other Managing Person except as provided in
Section 1.9(z) below or to any wholly owned subsidiary of the Trust;

     (b) To pay all indebtedness, taxes and assessments due or to be due with regard to Trust Property and to give or receive notices, reports or other communications arising out of or in connection with the Trust's business or Trust Property;

     (c) To collect all moneys due the Trust;

     (d) To establish, maintain and supervise the deposit of funds or Trust Property into, and the withdrawals of the same from, Trust bank accounts or securities accounts;

     (e) To employ accountants to prepare required tax returns and provide other professional services and to pay their fees as a Trust expense;

     (f) To make election to be treated as a REIT for federal income tax purposes under Section 856 through 860 of the Code;

     (g) To employ legal counsel for Trust purposes and to pay their fees and expenses as a Trust expense;

     (h) To conduct the affairs of the Trust with the general objective of achieving capital appreciation and distributable income from the Trust Property;

     (i) To serve as the general partner of the Operating Partnership and of any other real estate limited partnership, including, without limitation, any Exchange Partnership, which directly or indirectly owns property interests, regardless of whether the Trust or the Operating Partnership owns all or a portion of such partnership's limited partnership interest; and

     (j) To waive the payment of all or a part of a commission by one or more investors in connection with offerings of the Trust's securities, in which case the cost of the such securities acquired by such investors will be less than the cost of equivalent securities to an investor paying a commission.

     1.9 Provisions, Restrictions and Prohibitions regarding Trust Operations. Notwithstanding anything to the contrary set forth in this Declaration, the Trust, Operating Partnership, Managing Shareholder and Trustees, as the case may be, shall conform to the following provisions, restrictions and prohibitions in the operations of the Trust and the Operating Partnership:

     (a) A majority of the Independent Trustees shall confirm that prior to the completion of the Initial Offering and the proposed Exchange Offering, the Original Investors have contributed to the Operating Partnership as an initial investment in the Operating Partnership cash in the total amount of $50,000 and other consideration described in the Prospectus. In exchange for such consideration, each Original Investor shall be entitled to receive an amount of Units which are exchangeable (subject to the provisions of a securities escrow agreement entered into with the escrow agent for the Initial Offering which is referred to in Section 1.6(b) hereof) into 9.5% of the Common Shares outstanding after the completion of the Initial Offering and the proposed Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. The Units issuable to the Original Investors and the Common Shares into which they are exchangeable shall be in addition to the 2,500,000 Common Shares which the Trust is offering for sale in the Initial Offering, the 2,500,000 Units to be registered by the Operating Partnership in connection with proposed Exchange Offering, and the 2,500,000 additional Common Shares into which the registered Units are exchangeable. To the extent the Units issuable to the Original Investors are released from escrow in accordance with the securities escrow agreement referred to above, the Original Investors may dispose of all or a portion of such Units or Common Shares in the same manner in which other Unitholders or Shareholders may dispose of their Units or Common Shares.

     (b) At, or prior to, the initial meeting of the Board of the Trust, this Declaration and the Operating Partnership Agreement shall be reviewed and ratified by a majority vote of the Board and of the Independent Trustees.

     (c) The Board shall establish written policies on investments and any borrowing to be made by the Trust and Operating Partnership and monitor the administrative procedures, investment operations and performance of the Trust, Operating Partnership and the Managing Shareholder to ensure that such policies are being carried out.

     (d) The Board shall evaluate the performance of the Managing Shareholder (and any successor Advisor of the Trust) prior to entering into or renewing a management agreement (including without limitation the Trust Management Agreement which is described in the Prospectus) relating to the administration and management of the Trust (other than the initial term of the Trust Management Agreement, which shall be deemed to have been approved by Shareholders who acquire Common Shares in the Offering and by a majority of the Board and a majority of the Independent Trustees). The criteria used in such evaluation shall be reflected in the minutes of such Board meeting. Any such management agreement shall not have a term of more than one year and shall be terminable by a majority of the Independent Trustees or the Managing Shareholder (or any successor Advisor, as the case may be) on at least 60 days prior written notice without cause or penalty. Upon the termination of the Trust Management Agreement or any other management agreement that may be entered into by the Trust and the Managing Shareholder (or any successor Advisor), the Managing Shareholder or other Advisor, as the case may be, shall cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition  of the  advisory  function.  The  Board  shall  determine  that  any successor to the Managing Shareholder (or any successor Advisor) possesses sufficient qualifications to perform the management, administrative and investment advisory function for the Trust and justify the compensation provided for in the applicable management agreement.

     (e) A majority of the Board and a majority of the Independent Trustees shall determine whether the conditions set forth in Section 3.7 have been fully satisfied for indemnification or for advancement of Trust and Operating Partnership funds for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought in respect of the Managing Shareholder, any Trustee, a broker-dealer, or any Affiliate of the Managing Shareholder or a Trustee, provided, however, any party seeking indemnification under Section 3.7 which is the Managing Shareholder, a Trustee or an Affiliate of the Managing Shareholder or a Trustee shall not be eligible to participate in making any such determination.

     (f) The Independent Trustees shall determine, at least annually, that the total fees and expenses of the Trust and the Operating Partnership are reasonable in light of their investment performance, their net assets, their net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of the Board.

     (g) The Independent Trustees shall determine that the Organization and Offering Expenses (as defined below) (including the distribution, due diligence and organizational fee specified in Section 4.2 of this Declaration) payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. For purposes of this Declaration, the term "Organization and Offering Expenses" means all expenses incurred by and to be paid from the assets of the Trust and the Operating Partnership in connection with and in preparing the Trust and the Operating Partnership for registration and subsequently offering and distributing Shares and Units to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including any fees of the underwriters' attorneys payable by the Trust or the Operating Partnership), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

     (h) The Independent Trustees shall determine that the total amount of any Acquisition Fee (including the investment fee specified in Section 4.3 of this Declaration) and Acquisition Expenses (as such terms are defined below) payable by the Trust or the Operating Partnership is reasonable and in no event exceeds an amount equal to six percent of the purchase price of the subject property, or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, six percent of the funds advanced, unless a majority of the "disinterested" members of the Board and a majority of the "disinterested" Independent Trustees approve payment of an Acquisition Fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. For purposes of this Declaration, the term "Acquisition Fee" means the total of all fees and commissions paid by any party to any other party in connection with making or investing in Mortgage Loans or the purchase, development or construction of property by the Trust or the Operating Partnership, including any real estate commission, selection fee, development fee, construction fee, non-recurring management fee, loan fees or points or any fee of a similar nature, however designated, but excluding development fees and construction fees paid to persons not affiliated with the Managing Shareholder in connection with the actual development and construction of a project. For purposes of this Declaration, the term "Acquisition Expenses" means all expenses related to the selection and acquisition of properties, whether or not acquired, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payment on property not acquired, accounting fees and miscellaneous expenses. For purposes of this Declaration, disinterested members of the Board and disinterested Independent Trustees with respect to a particular transaction or matter concerning the Trust's or the Operating Partnership's operations shall include those persons who have no other interest in any such transaction or matter beyond their role on the Board or as Independent Trustees.

     (i) The Independent Trustees shall have the fiduciary responsibility of limiting the Total Operating Expenses (as defined below) of each of the Trust and the Operating Partnership in any fiscal year to the greater of (i) two percent of their respective Average Invested Assets (as defined below) or (ii) twenty-five percent of their respective Net Income (as defined below) for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the Board. Within 60 days after the end of each fiscal year for which the Trust or the Operating Partnership incurs operating expenses in excess of such amount, the Trust shall send to the Shareholders and Unitholders written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees do not determine such excess expenses are justified, the Managing Shareholder shall reimburse the Trust or the Operating Partnership, as the case may be, at the end of such fiscal year the amount by which the Total Operating Expenses paid or incurred by the Trust or the Operating Partnership, respectively, exceed the limitations herein provided.

     For purposes of this Declaration, "Total Operating Expenses" means the aggregate expenses of every character paid or incurred by the Trust and the Operating Partnership as determined under generally accepted accounting principles, including the Managing Shareholder's (and any successor Advisor's) fees, but excluding the following: (a) the expenses of raising capital such as Organization and Initial Offering Expenses (defined above), legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing, if any, of the Trust's Shares or the Operating Partnership's Units; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with subsection (ee) below; (e) Acquisition Fees and Acquisition Expenses (defined above), real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

     For purposes of this Declaration, "Average Invested Assets" means, for any period, the average of the aggregate book value of the assets of each of the Trust and the Operating Partnership invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

     For purposes of this Declaration, "Net Income" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Managing Shareholder receives an incentive fee paid in compliance with subsection (ee) below, Net Income, for purposes of calculating Total Operating Expenses in this subsection, shall exclude the gain from the sale of the assets of the Trust or the Operating Partnership, as applicable.

     (j) A majority of the Independent Trustees shall determine that the conditions set forth in Section 4.5(b) for payment to the Managing Shareholder, a Trustee, or any of their respective Affiliates of real estate commissions on purchase or sale of a Trust or Operating Partnership Property have been fully satisfied, that any such commission payable does not exceed a real estate commission which is reasonable, customary and competitive in light of the size, type and location of such property and in no event exceeds three percent of the sale price, and that the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to six percent of the sale price.

     (k) The Independent Trustees shall determine, at least annually, that the compensation which the Trust contracts to pay to the Managing Shareholder (or any successor Advisor) is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in subsection (f) above. The Independent Trustees shall also supervise the performance of the Managing Shareholder (and any successor Advisor) and the compensation payable to it by the Trust to determine that the terms and conditions of the contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors the

Independent Trustees may deem relevant. The findings of the Independent Trustees on each of such factors shall be recorded in the minutes of the meetings of the Board.

          (i) The size of the management fee in relation to the size, composition and profitability of the portfolio of the Trust and the Operating Partnership.

          (ii)  The  success  of  the   Managing   Shareholder   in   generating
     opportunities that meet the investment objectives of the Trust.

          (iii) The rates charged to other REITs and to investors other than REITs by Advisors performing similar services.

          (iv) Additional revenues realized by the Managing Shareholder and any Affiliates through their relationship with the Trust and the Operating Partnership, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or the Operating Partnership or by others with whom the Trust or the Operating Partnership does business.

          (v) The quality and extent of service and advice furnished by the Managing Shareholder.

          (vi) The performance of the investment portfolio of the Trust and the Operating Partnership, including income, conservation or appreciation of capital, frequency of problem investments, and competence in dealing with distress situations.

          (vii) The quality of the portfolio of the Trust and the Operating Partnership in relationship to the investments generated by the Managing Shareholder for its own account.

     (l) Neither the Trust nor the Operating Partnership shall purchase property or any equity interest in any entity which owns title to one or more properties from the Managing Shareholder, a Trustee, or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees review the proposed transaction and determine that it is fair and reasonable to the Trust and the Operating
Partnership and that the purchase price to the Trust or the Operating Partnership for such property or equity interest is no greater than the cost of the property or equity interest to such proposed seller, or if the purchase price to the Trust or the Operating Partnership is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property or equity interest exceed its current appraised value. In addition, the Trust and the Operating Partnership may not acquire any properties or assets presently held by any affiliate of the Trust, the Operating Partnership, the Managing Shareholder or any other promoter unless the possibility of such acquisitions is disclosed in this Prospectus, as it may be amended or supplemented, and there is appropriate disclosure of the material facts concerning each such acquisition.

     (m) Neither the Managing Shareholder, any Trustee, nor any of their respective Affiliates shall acquire or lease any assets from the Trust or the Operating Partnership unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership.

     (n) No loans may be made by the Trust or the Operating Partnership to the Managing Shareholder, a Trustee, any officer, principal or promoter of the Trust, the Operating Partnership or the Managing Shareholder or any of their respective Affiliates or principals except as provided in subsection (z) below or to any wholly owned subsidiary of the Trust or the Operating Partnership.

     (o) Neither the Trust nor the Operating Partnership may borrow money from the Managing Shareholder, a Trustee, or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable and no less favorable to the Trust and the Operating Partnership than loans between unaffiliated parties under the same circumstances.

     (p) Neither the Trust nor the Operating Partnership shall invest in joint ventures with the Managing Shareholder, a Trustee, or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair and reasonable to the Trust and the Operating Partnership and on substantially the same terms and conditions as those received by other joint venturers.

     (q) Neither the Trust nor the Operating Partnership shall invest in equity securities unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable.

     (r) The Independent Trustees shall review the investment policies of the Trust with sufficient frequency at least annually to determine that the policies being followed by the Trust at any time are in the best interests of the Shareholders. Each such determination and the basis therefor shall be reflected in the minutes of meetings of the Board.

     (s) In the event that the Trust or the Operating Partnership and one or more other investment programs sponsored by the Managing Shareholder or an Affiliate of the Managing Shareholder seek to acquire similar properties, the Board (including the Independent Trustees) shall review the method described in the Prospectus for allocating the acquisition of properties among the Trust or the Operating Partnership, as applicable, and such other programs in order to determine that such method is applied fairly to the Trust and the Operating Partnership.

     (t) Any other transaction not described in this Section 1.9 between the Trust or the Operating Partnership and the Managing Shareholder, a Trustee, or any of their respective Affiliates shall require the determination of a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership and on terms and conditions no less favorable to the Trust and the Operating Partnership than those available from unaffiliated parties.

     (u) The consideration that the Trust and the Operating Partnership pays for any property or for any equity interest in any entity owning title to one or more properties shall be based on the fair market value of such property or equity interest as determined by a majority of the Board, provided, however, in cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the Trust or the Operating Partnership proposes to acquire any property or equity interest in any entity owning title to one or more properties from the Managing Shareholder, a Trustee, or any of their respective Affiliates, such fair market value shall be determined by an Independent Expert selected by the Independent Trustees. In addition, the Trust and the Operating Partnership shall not make an equity investment in respect of any property where the amount invested plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property.

     (v) In connection with a proposed Roll-up (as defined below) involving the assets of the Trust or the Operating Partnership, an appraisal of all such assets shall be obtained from an Independent Expert. If the appraisal will be included in a prospectus to be used to offer the securities of a Roll-up Entity (as defined below), the appraisal shall be filed with the Commission and applicable states as an exhibit to the registration statement for the offering. The appraisal shall be based on an evaluation of all relevant information, shall indicate the value of such assets as of a date immediately prior to the announcement of the proposed transaction, and shall assume an orderly liquidation of such assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Trust, the Operating Partnership, the Shareholders and the Unitholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Shareholders and Unitholders in connection with the proposed transaction.

     In connection with a proposed Roll-up transaction involving such assets, the sponsor of the transaction shall offer to Shareholders and Unitholders who vote against the proposal the choice of:

     (i) Accepting the securities of the Roll-up Entity offered in the proposed transaction, or

     (ii) One of the following:

          (1) Remaining as Shareholders in the Trust or Unitholders of the Operating Partnership, as applicable, and preserving their interests therein on the same terms and conditions as existed previously; or

          (2) Receiving cash in an amount equal to their respective pro rata share of the appraised value of the Net Assets (as defined below) of the Trust or the Operating Partnership, as applicable.

     Neither the Trust nor the Operating Partnership shall participate in any proposed Roll-up transaction:

          (i) which would result in the Shareholders or the Unitholders having rights in the Roll-up Entity that are less favorable than those provided for Shareholders under this Declaration or Unitholders under the Operating Partnership Agreement, respectively;

          (ii) which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity);

          (iii) which would limit the ability of a Shareholder or Unitholder to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of the Trust's Shares held by such Shareholder or the Operating Partnership's Units held by such Unitholder.

          (iv) in which the rights of access of the Shareholder or the Unitholders to the records of the Roll-up Entity will be less favorable than those provided for under this Declaration or the Operating Partnership, respectively; or

          (v) in which any of the costs of the transaction would be borne by the Trust or the Operating Partnership if the Roll-up transaction is not approved by the Shareholders or the Unitholders, respectively.

     For purposes of this Declaration, "Roll-up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Trust or the Operating Partnership and the issuance of securities of a Roll-up Entity. Such term does not include the following: (a) a transaction involving securities of the Trust or the Operating Partnership that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) a transaction involving the conversion to corporate, trust, or association form of only the Trust or the Operating Partnership if, as a consequence of the transaction there will be no significant adverse change in any of the following: (i) voting rights of the Shareholders or Unitholders, as applicable; (ii) the term of existence of the Trust or the Operating Partnership; (iii) compensation payable to the sponsor or advisor of the Roll-up transaction; or (iv) the Trust's investment objectives. For purposes of this Declaration, "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-up transaction. For purposes of this Declaration, "Net Assets" means the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     (w) The aggregate borrowings of each of the Trust and the Operating Partnership, secured and unsecured, shall be reasonable in relation to their respective Net Assets (defined above) and shall be reviewed at least quarterly by the Board. The maximum amount of such borrowings in relation to such Net Assets shall not exceed 300%, in the absence of a satisfactory showing that higher level of borrowing is appropriate. Any borrowing in excess of such amount shall require the approval of a majority of the Independent Trustees and be disclosed to Shareholders and Unitholders in the next quarterly report of the Trust, along with an explanation of the justification of such excess.

     (x) Neither the Trust nor the Operating Partnership may invest more than 10% of its total assets in Unimproved Real Property (as defined below) or mortgage loans on such type of property. For purposes of this Declaration, "Unimproved Real Property" means the real property which has the following three characteristics: (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) has no development or construction in process on such land; and (c) no development or construction on such land is planned in good faith to commence on such land within one year.

     (y) Neither the Trust nor the Operating Partnership may invest in commodities or commodity future contracts, excluding future contracts used solely for hedging purposes in connection with the Trust's and Operating Partnership's ordinary business of investing in real estate assets and mortgages.

     (z) Neither the Trust nor the Operating Partnership may invest in or make mortgage loans (other than loans insured or guaranteed by a government or government agency) unless an appraisal is obtained concerning the underlying properties. In cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the proposed transaction is with the Managing Shareholder, a Trustee, or any of their respective Affiliates, the appraisal must be obtained from an Independent Expert. The appraisal shall be maintained in the Trust's records for at least five years, and shall be available for inspection and duplication by any Shareholder or Unitholder at the Shareholder's or Unitholder's own expense. In addition to the appraisal, the Trust and the Operating Partnership must also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. In addition, the Managing Shareholder and the Board shall observe the following policies in connection with investing in or making mortgage loans:

          (i) The Trust and the Operating Partnership shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title.

          (ii) The Trust and the Operating Partnership shall not invest in or make any mortgage loans, including construction loans, on any properties if the aggregate amount of all mortgage loans outstanding on the properties, including the loans of the Trust or the Operating Partnership, as applicable, would exceed an amount equal to 80% of the estimated replacement cost of the properties as determined by the Managing Shareholder unless substantial justification exists because of the presence of other underwriting criteria (such as the net worth of the borrower, the credit rating of the borrower based on historical financial performance, or collateral adequate to justify waiver from application of the foregoing restriction) or of other factors (including without limitation, the availability of loan insurance or guarantees from a government or government agency, the existence of security for the loan in the form of a pledge or assignment of other real estate or another real estate mortgage, or the existence of an assignment of rents under leases where tenants have demonstrated the ability to satisfy the terms of the leases). In applying such restriction, the aggregate amount of all outstanding mortgage loans shall include all interest (other than contingent participation in income and/or appreciation in value of the mortgaged property) the current payment of which may be deferred under the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

          (iii) The Trust and the Operating Partnership shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Managing Shareholder, Trustees or any of their respective Affiliates.

     (aa) Except as otherwise permitted by this Declaration and the Agreement of Limited Partnership of the Operating Partnership, the Trust and the Operating Partnership may not issue redeemable equity securities.

     (bb) The Trust and the Operating Partnership may not issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service such higher level of debt.

     (cc) The Trust and the Operating Partnership may not issue options or warrants to purchase Shares or Units to the Managing Shareholder, the Trustees or any of their respective Affiliates except on the same terms as such options or warrants are sold to the general public. The Trust and the Operating Partnership may issue options or warrants to persons not so connected with the Trust or the Operating Partnership but not at exercise prices less than the fair market value of such Shares or Units on the date of grant and for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Managing Shareholder, the Trustees or any of their respective Affiliates shall not exceed an amount equal to 10% of the outstanding Shares or of the Units on the date of grant of any options or warrants.

     (dd) The Trust and the Operating Partnership may not issue Shares or Units on a deferred payment basis or other similar arrangement.

     (ee) The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of Trust or Operating Partnership assets shall be considered presumptively reasonable if it does not exceed fifteen percent of the balance of such net proceeds remaining after payment to Shareholders or Unitholders, as applicable, in the aggregate, of an amount equal to the original issue price of Shares or Units, plus an amount equal to six percent of the original issue price of Shares or Units, per annum cumulative. For purposes of this subsection, the calculation of the original issue price of Shares and the Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. In the case of multiple Trust Advisors (including the Managing Shareholder), such Advisors and any of their respective Affiliates shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to Trust and Operating Partnership assets by each respective Advisor or any Affiliate.

     (ff) The Managing Shareholder shall use its reasonable best efforts to cause the Trust to qualify for federal income tax treatment as a REIT under Sections 856 - 860 of the Code. In furtherance of the foregoing, the Managing Shareholder shall use its reasonable best efforts to take such actions from time to time as are necessary, and is authorized to take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Trust as a REIT; provided, however, that if the Managing Shareholder determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to have the Trust qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

     (gg) No properties or assets held by the Trust may be acquired for the account of the Managing Shareholder or any affiliated person, regardless of whether the proposed price equals or is greater than the appraised value of such properties or assets, provided, however, if a particular property or asset is in distress, or is a debt obligation of an insolvent obligor, or otherwise has substantially lost its value, the Managing Shareholder, if permitted by law, its organizational documents and the Statement of Policy Regarding Real Estate Investment Trusts issued by the North American Securities Administrators
Association, may acquire such property or assets from the Trust at the full unliquidated cost to the Trust.

                                    ARTICLE 2

                                     SHARES

     2.1 Shares, Certificates of Beneficial Interest. (a) The units into which the beneficial interest in the Trust shall be divided shall be designated as Shares, with no par value per Share. Ownership of Shares shall be evidenced by certificates in such form as shall be determined by the Managing Shareholder from time to time in accordance with the law of the State of Delaware. The owners of such Shares, who are the beneficiaries of the Trust, shall be designated as Shareholders. The certificates shall be negotiable and title thereto shall be transferred by assignment or delivery in all respects as a stock certificate of a Delaware corporation. The Trust shall have authority to issue an aggregate of 25,000,000 Shares. As specified in Section 1.6 of this Declaration, the Trust will offer for sale in the Initial Offering up to 2,500,000 Shares designated as Common Shares at a purchase price per share of $10. The consideration payable for the issuance of Shares other than those offered in the Initial Offering shall be determined by the Managing Shareholder and shall consist of money paid or property actually received. Shares shall not be issued until the full amount of the consideration has been received by the Trust. The Managing Shareholder may authorize Share dividends or Share splits. All Shares issued hereunder shall be, when issued, fully paid, and no assessment shall ever be made upon the Shareholders.

     (b) The Shareholders shall have no legal title or interest in the property of the Trust and no right to a partition thereof or to an accounting during the continuance of the Trust but only to the rights expressly provided in this Declaration.

     (c) The Managing Shareholder may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Shares in accordance with any applicable law of the State of Delaware. The Managing Shareholder is authorized to issue from the authorized but unissued Shares of the Trust, additional Common Shares as well as Preferred Shares in one or more series and to establish from time to time the number of Preferred Shares to be included in each such series and to fix the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each series. Except for Preferred Shares so classified or reclassified and issued hereunder, all other Shares shall be designated as Common Shares, each of which Common Shares shall be equal in all respects to every other Common Share. Each Common Share shall entitle the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board of the Trust. The authority of the Managing Shareholder with respect to each unissued series of Preferred Shares shall include, but not be limited to, determination of the following:

          (i) The number of Shares constituting that series and the distinctive designation of that series;

          (ii) The dividend rate on the Shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on Shares of that series;

          (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, if any, and, if so, the terms of such voting rights;

          (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board shall determine;

          (v) Whether or not the Shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per Share payable in case of redemption, which amount may vary under different conditions and at different redemption rates; provided however, that any proposed issuance of Shares which are redeemable at the option of the holder shall be approved by Shareholders holding a majority of the Trust's outstanding Shares of all classes;

          (vi) Whether that series shall have a sinking fund for the redemption or purchase of Shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii) The rights of the Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Trust, and the relative rights of priority, if any, of payment of Shares of that series;

          (viii) Any other relative rights, preferences and limitations of that series.

     2.2 Sale of Shares. The Managing Shareholder, in its discretion, may from time to time cause the Trust to issue or sell or contract to issue or sell Shares, including Shares held in the treasury, to such party or parties and for money or property actually received, as allowed by the laws of the State of Delaware, at such time or times, and on such terms as the Managing Shareholder may deem appropriate, subject to any prior approval of the Board and/or the Independent Trustees whenever required under Section 1.9 of this Declaration. In connection with any sale or issuance of Shares, the Managing Shareholder, in its discretion, may provide for the sale or issuance of fractional Shares or may provide for the sale or issuance of scrip for fractions of Shares and determine the terms of such scrip including, without limiting the generality of the foregoing, the time within which any such scrip must be surrendered in exchange for Shares and the right, if any, of holders of scrip upon the expiration of the time so fixed, the right, if any, to receive proportional distributions, and the right, if any, to redeem scrip for cash, or the Managing Shareholder may, in its discretion, or if it sees fit at the option of each holder, provide in lieu of scrip for the adjustment of fractions in cash. The Shareholders shall have no preemptive rights of any kind whatsoever (preemptive rights hereby defined as including, but not limited to, the right to purchase or subscribe for or otherwise acquire any Shares of the Trust of any class, whether now or hereafter authorized, or any securities or obligations convertible into or exchangeable for, or any right, warrant or option to purchase such Sharers whether or not such Shares are issued and/or disposed of for cash, property, or other consideration of any kind). Options or warrants issued by the Trust to purchase Shares shall not be exercisable later than five years from the date of issuance thereof.

     2.3 Offering of Shares. The Managing Shareholder is authorized to cause to be made from time to time offerings of the Shares of the Trust to the public at public offering prices deemed appropriate. For this purpose, the Managing Shareholder is authorized to enter into a contract with an underwriter or distributing company (hereinafter referred to as the "Distributor"), which shall be granted such commissions for its services as may be agreed upon by the parties. Any such contract shall be for an initial term of not more than two years, and thereafter terminable at will by the Managing Shareholder upon 60 days written notice to the Distributor. Such contract shall not be assignable by the Distributor, without the written consent of the Trust.

     2.4 Treasury Shares. The Trust may repurchase or otherwise acquire its own Shares at the prevailing market price and for this purpose the Trust may create and maintain such reserves as are deemed necessary and proper. Shares issued hereunder and purchased or otherwise acquired for the account of the Trust shall not, so long as they belong to the Trust, either receive distributions (except that they shall be entitled to receive distributions payable in Shares of the Trust) or be voted at any meeting of the Shareholders. Such Shares may, in the discretion of the Managing Shareholder, be held in the treasury and be disposed of by the Managing Shareholder at such time or times, to such party or parties, and for such consideration, as it may deem appropriate.

     2.5 Transferability of Shares. (a) Except as otherwise provided in Article 2A and elsewhere in this Declaration, Shares in the Trust shall be transferable in accordance with the procedure prescribed from time to time in the Trust Bylaws. The persons in whose name the Shares are registered on the books of the Trust shall be deemed the absolute owners thereof and, until a transfer is effected on the books of the Trust, the Managing Shareholder shall not be affected by any notice, actual or constructive, of any transfer. In the sole discretion of the Trust, any person acquiring Shares pursuant to any of the provisions of this Section 2.5 may be required to bear all costs and expenses necessary to effect a transfer of such Shares. No sale or assignment of Shares shall release the transferor from those liabilities to the Trust which survive such assignment or sale as a matter of law or that are imposed under Section
3.4. No transfer of Shares, whether voluntary, involuntary or by operation of law, shall entitle the transferor to demand or obtain immediate valuation, accounting or payment of the transferred Shares.

     (b) Any sale, issuance, redemption or transfer of Shares which would operate to disqualify the Trust as a real estate investment trust for purposes of Federal income tax, is null and void (unless the Managing Shareholder with the concurrence of a Majority of the Shareholders, prior to such acquisition, shall have determined that the disqualification of the Trust is advantageous to Shareholders), and such transaction will be canceled when so determined in good faith by the Managing Shareholder.

     2.6 Effect of  Transfer of Shares or Death,  Insolvency  or  Incapacity  of
Shareholders. Neither the transfer of Shares nor the death, insolvency or incapacity of any Shareholder shall operate to dissolve or terminate the Trust, nor shall it entitle any transferee, legal representative or other person to a partition of the property of the Trust or to any accounting.

     2.7 Repurchase of Shares. The Trust is not obligated to repurchase any issued Shares unless it specifically agrees to do so in writing. The Trust may elect to repurchase Shares if such repurchase does not impair the capital or operations of the Trust and is effected in compliance with any applicable federal or state securities laws or other applicable laws. The Managing Shareholder (and any successor Advisor of the Trust), the Trustees, and any of their respective Affiliates may not receive a fee in connection with any such repurchase.

     2.8 Distribution Reinvestment Plan. Any distribution reinvestment plan that the Trust may adopt shall, at a minimum, provide that: (i) all material information regarding the distribution to the Shareholders and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholders at least annually, and (ii) each participating Shareholder shall have a reasonable opportunity to withdraw from the plan at least annually after the receipt of such information.

                                   ARTICLE 2A

                      RESTRICTION ON TRANSFER, ACQUISITION
                            AND REDEMPTION OF SHARES

     2A.1 Definitions. For the purposes of this Article 2A, the following terms shall have the following meanings:

     "Beneficial Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

     "Beneficiary" shall mean the beneficiary of the Excess Share Trust as determined pursuant to Section 2A.18.

     "Debt" shall mean indebtedness of (a) the Trust or (b) any partnership formed or acquired by the Trust in which all or a portion of its real estate assets might be held and its operations might be conducted.

     "Equity Shares" shall mean Shares that are either Common Shares or Preferred Shares.

     "Excess  Share  Trust"  shall mean the trust  created  pursuant  to Section
2A.15.

     "Existing Holder" shall mean (a) any Person who is, or would be upon the exchange of Units, Debt or any other security of the Trust, the Beneficial Owner of Common Shares and/or Preferred Shares in excess of the Ownership Limit both upon and immediately after the closing of the Initial Public Offering, so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of Units, Debt or any other security of the Trust, Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article 2A, Beneficial Ownership of Common Shares and/or Preferred Shares causing such transferee to Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit.

     "Existing Holder Limit" (a) for any Existing Holder who is an Existing Holder by virtue of clause (a) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of Units, Debt or any other security of the Trust, by such Existing Holder upon and immediately after the date of the closing of the Initial Public Offering, and, after any adjustment pursuant to Section 2A.9, shall mean such percentage of the outstanding Equity Shares as so adjusted, and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of the Common

Shares and/or Preferred Shares or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to
Section 2A.9, shall mean such percentage of the outstanding Equity Shares as so adjusted. From the date of the Initial Public Offering and until the Restriction Termination Date, the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

     "Initial Public Offering" shall mean the sale of Common Shares pursuant to the Trust's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

     "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over or through any exchange or quotation system, then the market price of the Common Shares and/or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Managing Shareholder of the Trust.

     "Ownership Limit" shall initially mean 5.0%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 2A.10, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of the outstanding Equity Shares of the Trust shall be determined by the Managing Shareholder in good faith, which determination shall be conclusive for all purposes hereof.

     "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participated in a public offering of the Common Shares and/or Preferred Shares for a period of 25 days following the purchase by such underwriter of the Common Shares and/or Preferred Shares.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares as defined below in Section 2A.3, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Shares, if such Transfer had been valid under
Section 2A.2.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Equity Shares if such Transfer had been valid under Section 2A.2.

     "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Managing Shareholder determines, which determination must be approved by the Shareholders, that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, but excluding the exchange of Units, Debt or any other security of the Trust for Equity Shares and (c) any transfer or other disposition of any interest in Equity Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

     "Units" shall mean units of limited partnership of any partnership formed or acquired by the Trust in which all or a portion of the Trust's real estate assets might be held and its operations might be conducted.

     2A.2 Ownership Limitation.

     (a) Except as provided in Section 2A.12, from the date of the Initial Public Offering and until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit for such Existing Holder.

     (b) Except as provided in Sections 2A.9 and 2A.12, from the date of the Initial Public Offering and until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

     (c) Except as provided in Sections 2A.9 and 2A.12, from the date of the Initial Public Offering and until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares and/or Preferred Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Common Shares and/or Preferred Shares.

     (d) Except as provided in Section 2A.12, from the date of the Initial Public Offering and until the Restriction Termination Date, any Transfer that, if effective, would result in the Common Shares and/or Preferred Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

     (e) From the date of the Initial Public Offering and until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Common Shares and/or Preferred Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

     (f) Nothing contained in this Article 2A shall impair the settlement of transactions entered into on the facilities of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or .

     2A.3 Excess Shares.

     (a) If, notwithstanding the other provisions contained in this Article 2A, at any time after the date of the Initial Public Offering and until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Units for Equity Shares) such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Sections 2A.9 and 2A.12, such Common Shares and/or Preferred Shares in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article 2A. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of Units for Equity Shares).

     (b) If, notwithstanding the other provisions contained in this Article 2A, at any time after the date of the Initial Public Offering and until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Units for Equity Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Common Shares and/or Preferred Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article 2A. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of Units for Equity Shares).

     2A.4 Prevention of Transfer. If the Managing Shareholder or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 2A.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares of the Trust in violation of
Section 2A.2, the Managing Shareholder or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 2A.2(b), 2(c), 2(d) and 2(e) shall automatically result in the designation and treatment described in Section 2A.3, irrespective of any action (or non-action) by the Managing Shareholder.

     2A.5 Notice to Trust. Any Person who acquires or attempts to acquire Equity Shares in violation of Section 2A.2, or any Person who is a transferee such that Excess Shares results under Section 2A.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

     2A.6 Information for Trust. From the date of the Initial Public Offering and until the Restriction Termination Date:

     (a) every Beneficial Owner of more than 5.0% (or such other percentage, between 1/2 of 1% and 5.0%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Equity Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

     (b) each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the Shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Managing Shareholder deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     2A.7 Other Action by Board. Subject to clause (f) of Section 2A.2, nothing contained in this Article 2A shall limit the authority of the Managing
Shareholder to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT.

     2A.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article 2A, including any definition contained in Section 2A.1, the Managing Shareholder shall have the power to determine the application of the provisions of this Article 2A with respect to any situation based on the facts known to it.

     2A.9 Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

     (a) Subject to the limitations provided in Section 2A.11, the Managing Shareholder of the Trust may grant options which result in Beneficial Ownership of Common Shares and/or Preferred Shares by an Existing Holder pursuant to an option plan approved by the Managing Shareholder, the Board of the Trust and/or the Shareholders of the Trust. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under
Section 2A.11 to permit the Beneficial Ownership of the Common Shares and/or Preferred Shares issuable upon the exercise of such option.

     (b) Subject to the limitations provided in Section 2A.11, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Managing Shareholder or the Board of the Trust which results in Beneficial
Ownership of Common Shares and/or Preferred Shares by such participating Existing Holder and any comparable reinvestment plan of any partnership formed or acquired by the Trust in which all or a portion of its real estate assets might be held and its operations might be conducted, wherein those Existing Holders holding Units are entitled to purchase additional Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 2A.11 to permit Beneficial Ownership of the Common Shares and/or Preferred Shares acquired as a result of such participation.

     (c) The Managing Shareholder will reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article 2A by such Existing Holder by the percentage of the outstanding Equity Shares so Transferred or after the lapse (without exercise) of an option described in Section 2A.9(a) by the percentage of the Equity Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     2A.10 Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 1.2 or Section 2A.11, the Managing Shareholder may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately).

     2A.11 Limitations on Changes in Existing Holder and Ownership Limits.

     (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Common Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50% in number or value of the outstanding Equity Shares.

     (b) Prior to the modification of any Ownership Limit or Existing Holder Limit pursuant to Sections 2A.9 or 2A.10, the Managing Shareholder may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

     (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     2A.12 Waivers by Managing Shareholder. The Managing Shareholder, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning shares in excess of Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Managing Shareholder may direct, may in its discretion waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity and extent of ownership of Shares of the party requesting such waiver, the number and extent of Share ownership of other Shareholders and the aggregate number of outstanding Shares, and the extent of any contractual restrictions (other than that contained in this Declaration) on any Shareholders relating to transfer of their Shares.

     2A.13 Legend. Each certificate for Common Shares and/or Preferred Shares shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust for the Trust, no Person may Beneficially Own Shares of Common Shares and/or Preferred Shares in excess of 5.0% (or such greater percentage as may be determined by the Managing Shareholder of the Trust) of the number or value of the outstanding Equity Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Common Shares and/or Preferred Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust for the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Trust.

     2A.14 Severability. If any provision of this Article 2A or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     2A.15 Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 2A.3, such Excess Shares shall be deemed to have been transferred to the Trust, as trustee of an "Excess Share Trust" for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 2A.18. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Record Transferee shall have no rights in such Excess Shares except the right to designate a Beneficiary of an interest in the Excess Share Trust (representing the number of shares of Excess Shares held by the Trust attributable to a purported Transfer that resulted in the Excess Shares) upon the terms specified in Section 2A.18. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 2A.18.

     2A.16 No Distributions for Excess Shares. Excess Shares shall not be entitled to any distributions (whether as dividends or as distributions upon liquidation, dissolution or winding up). Any dividend or distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust upon demand.

     2A.17 No Voting Rights for Excess Shares. The holders of Excess Shares shall not be entitled to vote on any matter.

     2A.18 Non-Transferability of Excess Shares. Excess Shares in the Excess Share Trust shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Excess Share Trust (representing the number of Excess Shares held by the Trust attributable to a purported Transfer that resulted in the Excess Shares), if (a) the Excess Shares held in the Excess Share Trust would not be Excess Shares in the hands of such Beneficiary and (b) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (i) the price per share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or (ii) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price for the Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Upon such transfer of an interest in the Excess Share Trust, the corresponding Excess Shares in the Excess Share Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Excess Share Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Excess Share Trust, the Purported Record Transferee must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under Section 2A.19.

     Notwithstanding  the  foregoing,   if  a  Purported  Beneficial  Transferee
receives a price for designating a Beneficiary of an interest in the Excess Share Trust that exceeds the amounts allowable under this Section 2A.18, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Trust.

     If any of the foregoing restrictions on transfer of Excess Shares are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     2A.19 Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price of the Common Shares and/or Preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Managing Shareholder determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 2A.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 2A.18.

                                    ARTICLE 3

                                   LIABILITIES

     3.1 Liability and Obligations of Corporate Trustee. (a) To the fullest extent permitted by the Delaware Act, the Corporate Trustee in its capacity as a trustee of the Trust shall not be personally liable to any person other than the Trust and its Shareholders for any act or omission of the Trustees or the Trust, or any obligation of the Trust or the Trustees. The trust estate shall be directly liable for the payment or satisfaction of all obligations and liabilities of the Trust incurred by the Trustees and the officers and agents of the Trust within their authority.

     (b) The Corporate Trustee, as trustee, may be made party to any action, suit or proceeding to enforce any obligation, liability or right of the Trust, but it shall not solely on account thereof be liable separate from the Trust and it shall be a party in that case only insofar as may be necessary to enable such obligation or liability to be enforced against the trust estate. The Corporate Trustee shall not exercise any management or administrative powers in respect of the Trust except at the direction of the Managing Shareholder or the Board.

     3.2 Liability and Obligations of Managing Shareholder, Independent Trustees, and other Members of the Board in General. (a) As permitted by Section 3808 of the Delaware Act, the Managing Shareholder, Independent Trustees and any other members of the Board shall not hold title to or have any legal or possessory interest in any Trust Property. It shall not be necessary or effective for any of the Managing Shareholders, Independent Trustees or any other member of the Board to be made a party to any action, suit or proceeding to enforce any obligation, liability or right of the Trust.

     (b) The Managing Shareholder, the Trustees and other members of the Board of the Trust are deemed to be in a fiduciary relationship to the Trust and the Shareholders. The Trustees and other members of the Board of the Trust also have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Managing

Shareholder. In performing their responsibilities under this Declaration, the Managing Shareholder, the Trustees and other members of the Board of the Trust shall be under a fiduciary duty and obligation to act in the best interests of the Trust, including the safekeeping and use of all Trust funds and assets for which they are responsible under this Declaration. In interpreting the scope of this obligation, the Managing Shareholder, Independent Trustees and other members of the Board will have the responsibilities of and will be entitled to the defenses of directors of a Delaware corporation.

     3.3 Liability of Managing Shareholder, Independent Trustees and other Members of the Board to Third Parties. The Managing Shareholder, Independent Trustees and any other members of the Board of the Trust shall have no rights of indemnity or exoneration against any Shareholder individually with regard to any liability or obligation of the Trust; but, as hereinafter provided, the Managing Shareholder, Independent Trustees and any other members of the Board may satisfy any claims they have against the Trust out of the Trust assets. Neither the Managing Shareholder, Independent Trustees nor any other members of the Board shall be liable for any act or neglect of any person or firm with respect to the performance of any duty, service or act which has been delegated to such person or firm by the Managing Shareholder, Independent Trustees or any other members of the Board, as the case may be, pursuant to authority contained in this Declaration; the Managing Shareholder, Independent Trustees and any other member of the Board shall, however, use good faith in selecting and appointing agents or representatives to whom authority to act on behalf of the Trust is delegated. Neither the Managing Shareholder, Independent Trustees nor any other member of the Board shall be individually liable for any obligation or liability incurred by or on behalf of the Trust or by the Managing Shareholder, Independent Trustees or any other member of the Board for the benefit and on behalf of the Trust.

     3.4 Liability of Shareholders in General. No Shareholder in his capacity as an Shareholder shall have any liability for the debts and obligations of the Trust in any amount beyond the unpaid amount, if any, of the subscriptions for the purchase of Shares made by him in the Initial Offering or any subsequent offerings of the Trust. Each Shareholder shall have the same limitation on his liability for the Trust's debts and obligations as a stockholder of a Delaware corporation has for debts and obligations of the corporation. Each written contract to which the Trust is a party shall include a provision that the Shareholders shall not be personally liable thereon.

     3.5 Liability of Shareholders to the Trust, Managing Shareholder, Trustees, Members of the Board and Other Shareholders. No Shareholder in his capacity as a Shareholder shall be liable, responsible or accountable in damages or otherwise to the Trust, the Managing Shareholder, the Trustees, any other members of the Board or any other Shareholders for any claim, demand, liability, cost, damage and cause of action of any nature whatsoever that arises out of or that is incidental to the management of the Trust's affairs.

     3.6 Liability of Managing Persons to Trust and Shareholders. (a) No Managing Person (as defined in Section 10) shall have liability to the Trust or to any other Shareholder for any loss suffered by the Trust that arises out of any action or inaction of the Managing Person if the Managing Person, in good faith, determined that such course of conduct was in the Trust's best interest and such course of conduct was within the scope of this Declaration and did not constitute (i) negligence or misconduct in the case of any Managing Person who is a Trustee (excluding the Independent Trustees), Managing Shareholder or an Affiliate of such Trustee or Managing Shareholder or (ii) gross negligence or willful misconduct in the case of any Managing Person who is an Independent Trustee.

     (b) No act of the Trust shall be affected or invalidated by the fact that a Managing Person may be a party to or has an interest in any contract or transaction of the Trust if the interest of the Managing Person has been disclosed or is known to the Shareholders or such contract or transaction is at prevailing rates or is on terms at least as favorable to the Trust as those available from persons who are not Managing Persons.

     3.7 Indemnification of Managing Persons. (a) Each Managing Person shall be indemnified out of the Trust Property against any losses, liabilities, judgments, expenses and amounts paid in settlement of any claims sustained by him in connection with the Trust or claims by the Trust, in right of the Trust or by or in right of any Shareholders, if the Managing Person would not be liable under the standards of Section 3.6 and, in the case of Managing Persons other than the Managing Shareholder, Trustees and other members of the Board, the indemnitees were acting within the scope of authority validly delegated to them by the Managing Shareholder, Trustees or any other members of the Board. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Managing Person charged did not act in good faith and in a manner that he reasonably believed was in the Trust's best interests. To the extent that any Managing Person is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the Trust shall indemnify that Managing Person against the expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (b) Notwithstanding the foregoing, no Managing Person nor any broker-dealer shall be indemnified, nor shall expenses be advanced on its behalf, for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the published positions of the Securities and Exchange Commission and of securities administrators of states in which securities of the Trust were offered or sold to the extent required by them with respect to the issue of indemnification for securities law violations.

     (c) The Trust shall not incur the cost of that portion of any insurance, other than public liability insurance, that insures any person against any liability for which indemnification hereunder is prohibited.

     3.8 General Provisions. The following provisions shall apply to all rights of indemnification and advances of expenses under this Declaration and all liabilities described in this Article 3:

     (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding may be paid by the Trust in advance of the final disposition of the action, suit or proceeding only if all of the following conditions are satisfied:

          (i) The action, suit or proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust;

          (ii) The action, suit or proceeding is initiated by a third party who is not a Shareholder or it is initiated by a Shareholder acting in its capacity as such and a court of competent jurisdiction specifically approves such advancement; and

          (iii) The Managing Person seeking advancement of expenses undertakes to repay such amount, together with the applicable legal rate of interest thereon, if it shall ultimately be determined that the Managing Person is not entitled to be indemnified by the Trust under this Declaration or otherwise and if at least one of the following conditions is satisfied:

               (1) The Managing Person provides appropriate security for the undertaking;

               (2) The Managing Person is insured against losses or expenses of defense or settlement so that the advances may be recovered or

               (3) Either a majority of the Independent Trustees who are not parties to the action, suit or proceeding, or independent legal counsel in a written opinion, determines, based upon a review of the then readily available facts, that there is reason to believe that the Managing Person will be found to be entitled to indemnification under
          Section 3.7. In so doing, it shall not be necessary to employ hearing or trial-like procedures.

     (b) Rights to indemnification and advances of expenses under this Declaration are not exclusive of any other rights to indemnification or advances to which a Managing Person may be entitled, both as to action in a representative capacity or as to action in another capacity taken while representing another.

     (c) Each Managing Person shall be entitled to rely upon the opinion or advice of or any statement or computation by any counsel, engineer, accountant, investment banker or other person retained by such Managing Person or the Trust which he believes to be within such person's professional or expert competence. In so doing, he will be deemed to be acting in good faith and with the requisite degree of care unless he has actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

     3.9 Dealings with Trust. With regard to all rights of the Trust and all actions to be taken on its behalf, the Trust and not the Trustees, nor the Managing Shareholder, the Board or its members, the Trust's officers and agents, or the Shareholders shall be the principal and the Trust shall be entitled as such to the extent permitted by law to enforce the same, collect damages and take all other action. All agreements, obligations and actions of the Trust shall be executed or taken in the name of the Trust, by an appropriate nominee, or by the Corporate Trustee as trustee but not in its individual capacity. Money may be paid and property delivered to any duly authorized officer or agent of the Trust who may receipt therefor in the name of the Trust and no person dealing in good faith thereby shall be bound to see to the application of any moneys so paid or property so delivered. No entity whose securities are held by the Trust shall be affected by notice of such fact or be bound to see to the execution of the Trust or to ascertain whether any transfer of its securities by or to the Trust or the Corporate Trustee is authorized.

                                    ARTICLE 4

                            PAYMENT OF TRUST EXPENSES

     4.1 Selling Commissions. The Trust shall be authorized to pay out of Trust Property to the Dealer Manager (as defined in Section 10)or to any broker-dealer selected by the Trust or the Dealer Manager who effects the sale of one or more whole or fractional Shares (including Common Shares in the Initial Offering), cash selling commissions in an aggregate amount equal to up to eight percent of the gross proceeds from the sale of Share as determined by the Managing Shareholder. Such commissions payable in respect of sales of Common Shares in the Initial Offering shall be due and payable promptly after the later to occur of (i) acceptance by the Trust of an Shareholder's subscription, (ii) the Escrow Date or (iii) the receipt by the Trust of the gross purchase price for the Shares. Such commissions in respect of additional sales of Shares by the Trust subsequent to completion of the Initial Offering shall be due and payable upon the later of such date on which purchase proceeds are accepted and collected by the Trust or the fulfillment of any applicable escrow conditions.

     4.2 Organization and Offering Expenses. (a) The Trust shall be authorized to pay a fee to the Managing Shareholder to cover Organization and Offering Expenses (as defined in Section 1.9(g)) which conform with Section 1.9(g) in connection with any offering of Shares.

     (b) The Trust shall be authorized to pay to the Managing Shareholder out of Trust Property a non-accountable fee in an amount equal to one percent of gross proceeds from the sale of Common Shares in the Initial Offering to cover distribution, due diligence and organizational expenses relating to formation of the Trust and the Operating Partnership and to the Initial Offering and a non-accountable fee in an amount equal to one percent of gross proceeds from the sale of Common Shares in the Initial Offering to cover legal, accounting, consulting and recording fees and printing, filing, postage and other miscellaneous costs associated with the Offering. These fees shall be payable at the same time that selling commissions are payable. To the extent that the amount of the expenses covered by the respective fee exceeds the amount payable, those expenses will be payable by the Managing Shareholder.

     4.3 Investment Fee. The Trust shall be authorized to pay to the Managing Shareholder out of Trust Property an investment fee in an amount equal to four percent of the gross proceeds from the sale of Common Shares in the Initial Offering and from each subsequent offering of Shares. The investment fee payable in respect of sales of Common Shares in the Initial Offering in 1998 is to compensate for the services of the Managing

Shareholder in investigating and evaluating real estate investment opportunities and effecting transactions for investing the net sale proceeds of the Initial Offering through 1998, and the investment fee payable in a later year is for those services rendered in that year. One-half of the investment fee payable in respect of investment of net proceeds from the Initial Offering shall be payable on the Escrow Date as to Common Shares purchased through that date and on each date thereafter on which the Trust receives and collects full payment for additional accepted subscriptions for Common Shares in connection with the Offering, and the balance of the fee shall be payable proportionately upon the consummation of each of the Trust's real estate investments based on the amount invested. In addition, the Trust shall be authorized to pay to the Managing Shareholder an investment fee in an amount equal to four percent of gross proceeds received by the Trust in connection with offers and sales of Shares pursuant to Article 2.2 or 2.3, for similar services rendered by the Managing Shareholder during the year in which such funds are received by the Trust. One-half of the fee in respect of services performed by the Managing Shareholder during any year in which such additional funds are received by the Trust shall be payable upon the later of each date on which payment is accepted and collected by the Trust or the fulfillment of any applicable escrow conditions, and the balance shall be payable proportionately upon the consummation of each of the Trust's real estate investments based on the amount of such funds invested.

     4.4 Property Management Fee. The Trust shall be authorized to pay to Brentwood Management, LLC ("Brentwood"), an Affiliate of the Managing Shareholder, or any other Affiliate of the Managing Shareholder a fee in an amount equal to five percent of collected rental income from residential apartment property for which Brentwood (or such other Affiliate) performs management services plus a monthly bookkeeping fee of $325. Such property manager may also earn an additional performance fee of $2.00 per residential unit per month if greater than 96% of gross potential rents are collected.

     4.5 Other Expenses. (a) The Trust shall be authorized to reimburse the Managing Shareholder for all other actual and necessary direct expenses paid or incurred in connection with the operation of the Trust, including but not limited to accounting, legal and consulting fees, to the extent that those expenses were incurred by the Managing Shareholder in carrying out responsibilities assigned to it by this Declaration, were consistent with this Declaration and do not constitute payment of expenses covered by other fees payable under this Declaration. The Trust shall reimburse the Corporate Trustee for all actual and necessary expenses paid or incurred in connection with the operation of the Trust, including the Trust's allocable share of the Corporate Trustee's overhead.

     (b) In respect of the acquisition or disposition of all or a portion of the investments that the Trust may make in properties, the Trust may be required to or may find it most advantageous to engage a broker or similar adviser and to pay a brokerage fee to the broker or other persons responsible for bringing the acquisition or disposition opportunity to the Trust's attention or for investigating, evaluating or negotiating the acquisition or disposition of the Trust's interest therein. Where permitted, if the Managing Shareholder or an Affiliate performs those services in respect of an investment acquisition or disposition opportunity for the Trust relating to a particular property, the Managing Shareholder or Affiliate so providing those services shall be entitled to receive a brokerage fee from the Trust which conforms with the limitations set forth in Section 1.9(j) of this Declaration. In certain cases, the Trust may acquire one or more First Mortgage Loans or Junior Mortgage Loans or accounts receivable from existing creditors of such obligations or title to a particular property or an equity interest in the entity which owns title to a particular property at a discount to the appraised value of such property or equity interest determined at the time of such acquisition. In that event, the Managing Shareholder or an Affiliate shall be authorized to receive compensation, if available, from the seller of such debt, title or equity interest in an amount which does not exceed in the aggregate in all such cases, five percent of the gross proceeds raised in the Offering.

     (c) As compensation for the Managing Shareholder's performance under the Trust Management Agreement, the Trust shall pay the Managing Shareholder a management fee, pay expenses of the Trust and reimburse the Managing Shareholder for Trust expenses paid by the Managing Shareholder, all in accordance with the terms of the agreement.

     4.6 Payment and Recoupment of Fees. As soon as proceeds from the Initial Offering have been released to the Trust from the escrow account referred to in
Section 1.6, they may be used to pay the fees and expenses referred to in Sections 4.1, 4.2, 4.3, and 4.4 then due. If the Managing Shareholder withdraws the Initial

Offering under the terms of this Declaration, any person that has received payments from the proceeds of the Initial Offering shall return such payments to the Trust upon demand by the Managing Shareholder.

                                    ARTICLE 5

                             ACCOUNTING AND REPORTS

     5.1 Elections. The Trust shall elect the calendar year as its fiscal year. The Trust shall adopt the accrual method of accounting or such other method of accounting as the Trust shall determine. The Trust shall elect to be taxed as a REIT, unless the Board determines that it is in the best interest of the Shareholders as a group that the Trust terminate its status as a REIT and a Majority of the Shareholders entitled to vote, at a Shareholders' meeting duly convened under the terms and conditions of this Declaration, votes to cause the Trust to terminate its REIT status.

     5.2 Books and Records. The Trust's books and records shall be kept at the principal place of business of the Trust and shall be maintained on the basis utilized in preparing the Trust's federal income tax return with such adjustments in accounting as the Trust determines would be in the best interests of the Trust.

     5.3 Reports.

     (a) Quarterly. The Trust will keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report will contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder in conformity with generally accepted accounting principles on a basis consistent with that of the annual financial statements and showing its derivation from net income.

     (b) Annual. Within 120 days after the end of each fiscal year following the completion of the Initial Offering, the Trust shall cause to be prepared and mailed or delivered to each Shareholder as of a record date determined by the Managing Shareholder, an annual report which shall include the following:

          (i)  Financial   statements  prepared  in  accordance  with  generally
     accepted accounting principles which are audited and reported on by independent certified public accountants selected by the Trust;

          (ii) The ratio of the costs of raising capital during the period to the capital raised;

          (iii) The aggregate amount of management fees and the aggregate amount of other fees paid to the Managing Shareholder and any of its Affiliates during the period by the Trust and including fees or charges paid to them by third parties doing business with the Trust;

          (iv) The Total Operating Expenses (as defined in Section 1.9(i)) of the Trust, stated as a percentage of Average Invested Assets (as defined in Section 1.9(i)) and as a percentage of its Net Income (as defined in
     Section 1.9(i));

          (v) A report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination; and

          (vi) Full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, Managing Shareholder, Trustees, any other members of the Board and any of their respective Affiliates occurring in the year for which the annual report is made.

Independent Trustees shall examine and comment in the report on the fairness of the transactions referred to in item (iv) above. The Board, including the Independent Trustees, shall be required to take reasonable steps to insure that the requirements set forth in this Section 5.3 are met.

     (c) Tax. An independent certified public accounting firm selected by the Trust will prepare the Trust's federal income tax return as soon as practicable after the conclusion of each year and each Shareholder will be furnished, at that time, with the necessary accounting information for each Shareholder to take into account and report separately such Shareholder's distributive share of the income and deductions of the Trust. The Trust will use its reasonable best efforts to obtain the information necessary for the accounting firm as soon as practicable and to transmit the resulting accounting and tax information to the Shareholders as soon as possible after receipt from the accounting firm.

     5.4 Bank Accounts. The Trust shall maintain separate segregated accounts in its name at one or more commercial banks, and the cash funds of the Trust shall be kept in any of those accounts as determined by the Trust.

     5.5 Interim Assets. The Trust may purchase, to the extent the Trust's funds are not otherwise committed to real estate transactions or required for other purposes, either or both of the following:

     (a) Obligations of banks or savings and loan associations that either (i) have assets in excess of $5 billion or (ii) are insured in their entirety by agencies of the United States government; and

     (b) Obligations of or guaranteed by the United States government or its agencies.

                                    ARTICLE 6

                     RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

     6.1 Participation in Management. No Shareholder (other than the Managing Shareholder, a Trustee or any other member of the Board acting in his or its management capacity) shall have the right, power, authority or responsibility to participate in the ordinary and routine management of the Trust's affairs or to bind the Trust in any manner.

     6.2 Rights to Engage in Other Ventures. No Shareholder or any officer, director, shareholder, member or other person holding a legal or beneficial interest in any Shareholder shall, by virtue of his ownership of a direct or indirect interest in the Trust, be in any way prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the residential real estate industry.

     6.3 Transferability of Shares. Shares in the Trust shall be transferable in accordance with Section 2.5, subject to certain limitations set forth in Article 2A.

     6.4 Information. Each Shareholder's rights to obtain information from the Trust from time to time are set forth in this Section.

     (a) In addition to information provided under Section 5.3, each Shareholder shall be provided on request with the following:

          (1) True and full information regarding the status of the Trust's business and financial condition;

          (2) Promptly after becoming available, a copy of the Trust's federal, state and local income tax returns or information returns for the preceding year and prior years to the extent reasonably available;

          (3) A copy of the Certificate and this Declaration and all amendments thereto and restatements thereof;

          (4) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Shareholder and which any Shareholder has agreed to contribute in the future, and the date on which each current Shareholder acquired his Shares; and

          (5) Such other information regarding the Trust's affairs as is just and reasonable.

     (b) Upon prior written demand stating a proper Trust purpose, any Shareholder and any representative thereof specifically designated as such in writing shall be permitted reasonable access to records of the Trust at all reasonable times, and may inspect and copy any of them. Inspection of the Trust's books and records by the securities administrator of any state in which the Trust offers and sells Shares shall be provided upon reasonable notice and during normal business hours.

     (c) The Trust shall maintain as part of the books and records of the Trust an alphabetical list of the names, addresses, and telephone numbers of the Shareholders along with the number of Shares held by each of them (the "Shareholder List") and, upon receipt of prior written demand stating a proper Trust purpose, make it reasonably available for inspection at the home office of the Trust by any Shareholder or his representative specifically designated as such in writing. The Trust shall update the Shareholder List at least quarterly to reflect changes in the information contained therein. Alternatively, the Trust may mail a copy of the Shareholder List to any Shareholder requesting it for a proper Trust purpose specified in writing. The Trust may charge a reasonable fee for such copy.

     (d) The Trust shall establish reasonable standards governing without limitation the information and documents to be furnished and the time and the location, if appropriate, of furnishing that information and documents. Costs of providing information and documents shall be borne by the requesting Shareholder except for de minimis amounts consistent with the Trust's ordinary practices. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information.

     (e) The Trust may keep confidential from Shareholders for such period of time as it deems reasonable any information that it reasonably believes to be in the nature of trade secrets or other information that the Trust in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

     (f) The Trust may keep its records in other than written form if capable of conversion into written form within a reasonable time.

     (g) All demands or requests for information under this Section shall be solely for a proper Trust purpose reasonably related to the Shareholder's interest in the Trust. All requests or demands for information under this Section shall be in writing and shall state the purpose of the demand; the Trust's acceptance of oral requests shall not waive or limit the scope of this provision. Any action to enforce rights under this Section may be brought in the Delaware Court of Chancery, subject to Section 9.4.

     6.5 Shareholders' Meetings. (a) There shall be an annual meeting of the Shareholders at such time and place, either within or without the State of Delaware, as the Managing Shareholder shall prescribe, at which all members of the Board (including all Independent Trustees) (except in the case of staggered elections which have been approved by the Managing Shareholder and a Majority of the Shareholders entitled to vote, in which case, only the class up for election or reelection) shall be elected or reelected and any other proper business may be conducted. The annual meeting of Shareholders shall be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report specified in Section 5.3(b), but in any event such meeting must be held within six months after the end of each full fiscal year. Special meetings of Shareholders may be called by the Managing Shareholder, a majority of the members of the Board, a majority of the Independent Trustees, or by any officer of the Trust, and shall be called upon the written request of Shareholders holding in the aggregate not less than ten percent of the outstanding Shares of the Trust entitled to vote at such meeting in the manner provided in the Bylaws. Unless requested by the Shareholders entitled to cast a majority of all votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Shareholders held during the preceding 12 months. If there shall be no Managing Shareholder and no remaining members of the Board, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor members of the Board. Written or printed notice stating the place, date and hour of the Shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail, by or at the direction of the Managing Shareholder or any officer or person calling the meeting, to each Shareholder of record entitled to vote at such meeting. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

     (b) A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise authorized by law or this Declaration or the Bylaws, be authorized by a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon.

     (c) At the discretion of the Managing Shareholder or Shareholders holding ten percent or more of the outstanding Shares entitled to vote on a particular matter, as the case may be, any consent required by this Declaration or any vote or action by the Shareholders or any subgroup thereof may be effected without a meeting by a consent or consents in writing signed by the persons required to give such consent, to vote or to take action. The Managing Shareholder may solicit consents or Shareholders holding ten percent or more of the outstanding Shares entitled to vote on the matter may demand a solicitation of consents by giving notice to the Trust stating the purpose of the consent and including a form of consent. The Trust shall effect a solicitation of consents by giving all Shareholders entitled to vote a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than 15 days nor more than 45 days after the Trust transmits the notice of solicitation for consents. If Shareholders holding ten percent or more of the outstanding Shares entitled to vote on the matter demand a solicitation, the Trust shall transmit the notice of solicitation not later than 20 days after receipt of the demand.

     (d) To the extent not inconsistent with this Declaration, Delaware law governing stockholders' meetings, proxies and consents for corporations shall apply as to the procedure, validity and use of meetings, proxies and consents. Any Shareholder may waive notice of or attendance at any meeting or notice of any consent, whether before or after any action is taken. The date on which the Trust transmits the notice of meeting or notice soliciting consents shall be the record date for determining the right to vote or consent.

     6.6 Voting. (a) At each meeting of the Shareholders, each Shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of Shares of the Trust owned by him upon each matter upon which the vote of the Shareholders is taken. In any election in which more than one vacancy on the Board is to be filled, each Shareholder may vote the number of Shares of the Trust owned by him for each such vacancy to be filled. There shall be no right of cumulative voting. Each outstanding Common Share shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders except (a) to the extent that this Declaration (to the extent permitted by Delaware law) limits or denies voting rights to the holders of the Shares of any class or series, or (b) as otherwise provided by Delaware law. Preferred Shares shall have such voting rights as the Managing Shareholder may designate in accordance with Section 2.1(c).

     (b) In addition to any other actions of the Trust requiring the approval of Shareholders under this Declaration (including without limitation Section 7.3(b), a Majority of the Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend this Declaration, terminate the Trust, and elect and/or remove one or more members of the Board.


     (c) Shares in the Trust owned by the Managing Shareholder, the Trustees, other members of the Board of the Trust, the Original Investors and any of their respective affiliates may not vote regarding the removal of the Managing Shareholder, the Trustees or any other member of the Board or any transaction between the Trust and any of them.

     6.7 Distributions. (a) The Managing Shareholder may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Shares or from any other source as the Managing Shareholder in its discretion shall determine. Any such dividends and distributions shall be made to Shareholders on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class of Shares entitled thereto. The Managing Shareholder shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the Code (so long as such qualification, in the opinion of the Managing Shareholder, is in the best interests of the Shareholders); however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Managing Shareholder. The exercise of the powers and rights of the Managing Shareholder pursuant to this Section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

     (b) Distributions in Kind. (i) The Trust may make distributions in kind of any asset of the Trust only if the distribution in kind is comprised of (1) readily marketable securities, (2) beneficial interests in a liquidating trust established for the dissolution of the Trust and the liquidation of its assets in accordance with the terms and conditions of this Declaration, or (3) other property, in which case the Managing Shareholder must advise each Shareholder of the risks associated with direct ownership of such other property; offer each Shareholder the election of receiving the property; and distribute the property only to those Shareholders who accept the Managing Shareholder's offer.

     (ii) If the Trust elects to make distribution in kind of any of its assets, the Managing Shareholder shall give notice of the Trust's election to each Shareholder, specifying the nature and value of all such assets to be distributed in kind, the deadline for giving notice of refusal to accept a distribution in kind and to the extent advisable, the estimated time necessary for the Trust to liquidate assets if those assets are not distributed and other information as required. In making such election, the Trust shall not arbitrarily value assets to be distributed in kind nor shall it specify assets to be distributed in kind in such a manner as to unreasonably advantage or disadvantage any Shareholder. A Shareholder may refuse to accept a distribution in kind by giving written notice to the Trust not later than 30 days after the effective date of the Trust's notice of distribution. If a Shareholder refuses distribution in kind, the Trust shall retain in the Trust's name the portion of the assets which were to be distributed in kind and which were to be allocated to the refusing Shareholder (the "Retained Assets") and shall liquidate the Retained Assets in accordance with this Declaration. Upon liquidation of the Retained Assets, the sum realized shall be distributed to the Shareholder refusing distribution in kind in full discharge of the Trust's obligation to distribute the Retained Assets.

     6.8 Notice of Non-liability. The Managing Shareholder shall use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the private property of the Shareholders, the Managing Shareholder, the Trustees, and any other members of the Board shall not be subject to claims against and obligations of the Trust to any extent whatever. The Trustee shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that the Shareholders, the Managing Shareholder, the Trustees and any other members of the Board shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust Property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration. The omission of such a provision from any such agreement, undertaking or obligation, or the failure to use any other means of giving such notice, shall not, however, render the Shareholders, the Managing Shareholder, the Trustees or any other members of the Board personally liable.

                                    ARTICLE 7

          POWERS, DUTIES AND LIMITATIONS ON MANAGING SHAREHOLDER, BOARD
                            AND INDEPENDENT TRUSTEES

     7.1 Management of the Trust. The Managing Shareholder shall have full, exclusive and complete discretion in the management and control of the Trust, except as otherwise provided herein. The Managing Shareholder agrees to manage and control the affairs of the Trust to the best of its ability and to conduct the operations contemplated under this Declaration in a careful and prudent manner and in accordance with good industry practice. The Managing Shareholder may bind the Trust.

     7.2 Acceptance of Subscriptions. The Managing Shareholder shall not cause the Trust to accept any subscription for Common Shares in connection with the Initial Offering except as provided Section 1.6.

     7.3 Specific Limitations. (a) The Managing Shareholder shall not take any of the following actions:

          (1) Any act in contravention of this Declaration or the Certificate;

          (2) Any act that would make it impossible to carry on the Trust's ordinary business;

          (3) Effecting a confession of judgment against the Trust in an amount exceeding 10% of the aggregate Capital Contributions;

          (4) Causing the dissolution or termination of the Trust prior to the expiration of its term, except as provided under Article 8;

          (5) Possessing Trust Property or assigning rights in specific Trust Property for other than a Trust purpose; or

          (6) Constituting any other person as a Managing Shareholder, except as provided in Article 8.

     (b) The Managing Shareholder shall not cause the Trust to take any of the following actions without the approval of a Majority of the Shareholders given at a duly convened Shareholders' meeting at which a quorum is present or by written consent:

          (i) Amend this Declaration except as otherwise specified in this Declaration and except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders, including amendments to provisions relating to qualifications of the Trustees and members of the Board, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions.

          (ii) Sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or in connection with liquidation and dissolution.

          (iii) Merge or otherwise reorganize the Trust.

          (iv) Dissolve or liquidate the Trust, other than before its initial investment in property.

     (c) The Trustees, the Trust and the Trust's agents shall not take any action that is prohibited to the Managing Shareholder by this or any other provision of this Declaration and shall take all actions necessary or advisable to carry out actions specified in this Section that are approved as specified herein.

     (d) The Managing Shareholder (or any successor Advisor of the Trust), a majority of the Independent Trustees, or a Majority of the Shareholders (by voting at an annual or special meeting at which a quorum is present, without the necessity for concurrence by the Board) may terminate the Trust Management Agreement (or subsequent management, administrative and investment advisory agreement), and the Managing Shareholder (or any successor Advisor) may resign as Managing Shareholder (or Advisor) of the Trust in accordance with the terms and conditions of Section 1.9(d) and, if not inconsistent with the Section 1.9(d), the terms and conditions of the Trust Management Agreement (or any subsequent agreement) entered into by the Managing Shareholder (or any successor Advisor) and the Trust.

     7.4 Powers of Managing Shareholder. The Managing Shareholder shall have all the powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which it deems necessary or desirable and proper to carry out such purposes, except as otherwise provided in this Declaration. Any determination of the purposes of the Trust made by the Managing Shareholder in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of the grant of powers to the Managing Shareholder. In addition to the powers and duties otherwise provided in this Declaration, the Managing Shareholder has the following powers and duties, subject to (i) the supervision and review by the Board under Section 7.5; (ii) the obligations and prior approval rights of the Board and/or Independent Trustees set forth in Section 1.9 and elsewhere in this Declaration; and (iii) any other limitations, restrictions or other provisions set forth herein, including without limitation, Section 1.9:

     (a) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, and to acquire, sell, mortgage, own, acquire on lease, hold, manage, operate, lease to others, improve, option, exchange, release, and partition real estate interests of every nature, including freehold, leasehold, mortgage, ground rent and other interests therein, and to erect, construct, alter, repair, demolish or otherwise change buildings and structures of every nature.

     (b) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, option, sell and exchange stocks, bonds, notes, certificates of indebtedness and securities of every nature.

     (c) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, acquire, sell, mortgage, own, acquire on lease, hold, manage, improve, lease to others, option and exchange personal property of every nature.

     (d) To hold legal title to Trust Property in the name of the Trust, or in the name of one or more of the Trustees for the Trust, or of any other person as nominee for the Trust, without disclosure of the interest of the Trust therein.

     (e) To borrow money for the purposes of the Trust (including without limitation the payment of dividends to Shareholders, working capital, property acquisitions, refinancings of existing indebtedness and acquisitions of additional interests in any partnership formed or acquired by the Trust in which all or a portion of the Trust's real estate assets might be held and its operations might be conducted) and to give notes or other negotiable or nonnegotiable instruments of the Trust therefor; to enter into other obligations or guarantee the obligations of others on behalf of and for the purposes of the Trust; and to mortgage or pledge or cause to be mortgaged or pledged real and personal property of the Trust to secure such notes, debentures, bonds, instruments or other obligations.

     (f) To lend money on behalf of the Trust and to invest the funds of the Trust.

     (g) To create reserve funds for such purposes as it deems advisable.

     (h) To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest.

     (i) To pay taxes and assessments imposed upon or chargeable against the Trust, the Managing Shareholder or the Trustees by virtue of or arising out of the existence, property, business or activities of the Trust.

     (j) To purchase, issue, sell or exchange Shares of the Trust as provided in
Article 2 hereof.

     (k) To exercise with respect to Trust Property, all options, privileges and rights, whether to vote, assent, subscribe or convert, or of any other nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement.

     (l) To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease, or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith.

     (m) To engage or employ agents, representatives and employees of any nature, or independent contractors, including, without limiting the generality of the foregoing, transfer agents for the transfer of Shares in the Trust, registrars, underwriters for the sale of Shares in the Trust, independent certified public accountants, attorneys at law, appraisers, and real estate agents and brokers; and to delegate to one or more Trustees, agents, representatives, employees, independent contractors or other persons such powers and duties as the Managing Shareholder deems appropriate.

     (n) To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust, regardless of the allocation which might be considered appropriate in the absence of this provision.

     (o) To determine conclusively the value from time to time and to re-value the real estate, securities and other property of the Trust by means of independent appraisals.

     (p) To compromise or settle claims, questions, disputes and controversies by, against or affecting the Trust.

     (q) To solicit proxies of the Shareholders.

     (r) To adopt a fiscal year for the Trust and to change such fiscal year.

     (s) To adopt and use a seal.

     (t) To merge the Trust with or into any other trust or corporation in accordance with the laws of the State of Delaware and any other applicable law.

     (u) To deal with the Trust Property in every way, including joint ventures, partnerships and any other combinations or associations, that it would be lawful for an individual to deal with the same, whether similar to or different from the ways herein and hereinabove specified.

     (v) To determine whether or not, at any time or from time to time, to attempt to cause the Trust to qualify for taxation as a REIT.

     (w) To make, adopt, amend or repeal Bylaws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of the Managing Shareholder and the Trust's Shareholders, Trustees or officers not inconsistent with applicable law or this Declaration.

     (x) To direct or supervise the Corporate Trustee, the Trust and the Trust's agents in the exercise of any action relating to the Trust's affairs, including without limitation the powers described in Section 1.8.

     (y) To take the actions specified in Section 7.3 if the approvals specified therein are obtained.

     (z) To amend this Declaration as specified in Section 9.8(a) or other provisions of this Declaration.

     (aa) To lend money to the Trust in accordance with Section 1.9(o).

     (bb) To terminate the Initial Offering at any time prior to the Termination Date, provided that the Escrow Date has occurred.

     (cc) To withdraw  the  Initial  Offering at any time as provided in Section
1.6.

     (dd) To acquire on behalf of the Trust such assets or properties, real or personal, including without limitation residential properties, undeveloped land, stocks, bonds, notes, partnership interests and other securities, as the Managing Shareholder in its sole discretion deems necessary or appropriate for the conduct of the Trust's business and to sell, exchange, distribute to Shareholders in kind or otherwise dispose of any part of the Trust Property in the ordinary course of the operation of the Trust Property.

     (ee) To take such steps as may be necessary to cause any partnership formed or acquired by the Trust in which all or a portion of the Trust's real estate assets might be held and its operations might be conducted, to distribute to its partners an amount sufficient to permit the Trust to meet the annual distribution requirements of the REIT provisions of the Code.

     (ff) To do all such other acts and things as are incident to any of the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes of the Trust, and to carry out the provisions of this Declaration.

     7.5 Independent Trustees. (a) There shall be at least two Independent Trustees of the Trust at all times. The Independent Trustees shall have such responsibilities and rights as are prescribed in this Declaration. The number of Independent Trustees may be increased (but to not more than five) or decreased (but to not fewer than two) from time to time by action of a majority of the Managing Shareholder and the Independent Trustees, acting together (collectively, the "Board").

     (b) To qualify to serve the Trust as an Independent Trustee, a person may not be "associated" (as such term is defined below) or have been "associated" within the last two years, directly or indirectly, with the Managing Shareholder (or any successor Advisor to the Trust). A person is deemed to be associated with the Managing Shareholder if he (i) owns an interest in, is employed by, or is an officer, director or trustee of the Managing Shareholder or any of its Affiliates; (ii) performs services, other than as a Trustee, for the Trust;
(iii) is a Trustee for more than three REITs organized or advised by the Managing Shareholder; or (iv) has any "material business or professional relationship" with the Managing Shareholder or any of its Affiliates. For purposes of determining whether there exists such a material business or professional relationship, the gross revenue derived by the prospective Independent Trustee from the Managing Shareholder and its Affiliates is deemed to be material per se if it exceeds five percent of the prospective Independent Trustee's (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. For purposes of determining the qualification of a person to serve the Trust as an Independent Trustee, an indirect relationship shall include circumstances in which any spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law of a prospective Independent Trustee is or has been associated with the Trust, the Managing Shareholder (or any successor Advisor of the Trust) or any of the Managing Shareholder's (or successor Advisor's) Affiliates.

     (c) The term of each Independent Trustee shall be one year (subject to a shorter term in the case of an Independent Trustee who resigns, dies or is incapacitated or removed prior to the end of the term or was elected to replace a vacancy). Each Independent Trustee (other than one who is elected to fill the unexpired term of another Independent Trustee) shall be elected by a vote of the Shareholders. Any person may serve an unlimited number of terms. Vacancies created in the authorized number of Independent Trustees prior to the end of a term shall be filled by a majority of the remaining Board members. If, in such case, no member of the Board remains, the Managing Shareholder shall call a special meeting of Shareholders for the purpose of electing Independent Trustees to fill such vacancy within 90 days after the last vacancy occurs. The Independent Trustees shall nominate replacements for vacancies created in the authorized number of Independent Trustees prior to the end of a term.

     (d) The Independent Trustees shall supervise and review, in accordance with the terms and conditions of this Declaration, the actions of the Managing Shareholder in managing the Trust and shall have the right to require action by the Managing Shareholder to the extent necessary to carry out the fiduciary duties of the Independent Trustees. Except as expressly authorized by this Declaration, the Independent Trustees shall not have any management, administrative or investment advisory powers over the Trust or the Trust Property. The Independent Trustees shall not take any action except at a meeting of the Board or by unanimous written consent of the Independent Trustees and the Managing Shareholder.

     (e) Any Independent Trustee may resign if he gives notice to the Trust of his intent to resign and cooperates fully with any successor Independent Trustee appointed under this Section 7.5. Such resignation shall be effective on the designation of the successor Independent Trustee.

     (f) Any Independent Trustee may be removed (x) for cause by the action of at least two-thirds of the remaining members of the Board or (y) by action of the holders of at least a majority of the then outstanding Common Shares. Removal of an Independent Trustee shall not affect the validity of any actions taken prior to the date of removal.

     7.6 Board of the Trust. (a) The Trust shall have a Board of the Trust which shall have such responsibilities and rights as shall be prescribed in this Declaration. There shall be at least three members of the Board at all times. The number of members of the Board may be increased (but to not more than nine) or decreased (but to not fewer than three) from time to time by action of a majority of the members of the Board. At all times a majority of the members of the Board shall be Independent Trustees. No person shall qualify as a member of the Board until he shall have agreed in writing to be bound by this Declaration. Each member of the Board shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets to be acquired by the Trust. At least one of the Independent Trustees must have at least three years of relevant real estate experience. The term of each member of the Board shall be one year (subject to a shorter term in the case of a member who resigns, dies, is incapacitated or removed prior to the end of the term, or was elected to replace a vacancy). Each member of the Board (other than one who is elected to fill the unexpired term of another member) shall be elected by a vote of the Shareholders. Each member of the Board may serve an unlimited number of terms. Vacancies created in the authorized number of Board members prior to the end of a term shall be filled by a majority of the remaining Board members. If, in such case, no member of the Board remains, the Managing Shareholder shall call a special meeting of Shareholders for the purpose of electing members to fill such vacancies within 90 days after the last vacancy occurs. The Independent Trustees shall nominate replacements for vacancies created in the authorized number of members of the Board prior to the end of a term.

     (b) The Board shall supervise and review, in accordance with the terms and conditions of this Declaration, the actions of the Managing Shareholder in managing the Trust and shall have the right to require action by the Managing Shareholder to the extent necessary to carry out the fiduciary duties of the Board's members. The Board may establish such committees they deem appropriate, provided, the majority of the members of any such committee are Independent Trustees.

     (c) The Board shall meet at least annually on the call of the Managing Shareholder and at such other times as determined by the Board. Except to the extent conflicting with the Delaware Act or this Declaration, the law of Delaware governing meetings of directors of corporations shall govern meetings, voting and consents by the members of the Board. The Managing Shareholder may be represented for any purpose by any of its officers.


     (d) As compensation for services rendered to the Trust, each Independent Trustee and each other member of the Board who is not affiliated or associated with the Trust or the Managing Shareholder or any of its Affiliates shall be paid by the Trust the sum of $6,000 annually in quarterly installments and shall be reimbursed for all reasonable out-of-pocket expenses relating to attendance at meetings or otherwise performing his duties hereunder. The Board may review annually the compensation payable to the Independent Trustees and such other members of the Board and may increase or decrease it as the Board sees reasonable. No compensation for consulting services shall be paid to Independent Trustees or such other members of the Board without prior Board approval. No compensation shall be payable by the Trust to other Managing Persons for their services except as specified by this Declaration, under a management agreement or other agreement approved under the terms and conditions of this Declaration or indirectly as an officer, director, stockholder or employee of the Managing Shareholder or other Managing Person otherwise entitled to receive compensation hereunder.

     (e) Any member of the Board may resign if he gives notice to the Trust of his intent to resign and cooperates fully with any successor member appointed under this Section 7.5. Any such resignation shall be effective on the designation of the successor member.

     (f) Any member of the Board may be removed (x) for cause by the action of at least two-thirds of the remaining members of the Board or (y) by action of the holders of at least a majority of the then outstanding Common Shares. Removal of any member shall not affect the validity of any actions of the Board taken prior to the date of removal.

     7.7 Officers of Trust. (a) The Managing Shareholder shall appoint a Chief Executive Officer, President, Chief Operating Officer, one or more Vice Presidents as designated by the Managing Shareholder, a Secretary and such other officers and agents of the Trust as the Managing Shareholder may from time to time consider appropriate, none of whom need be a Shareholder. Except as otherwise prescribed by the Managing Shareholder or in this Declaration or the Bylaws of the Trust, each officer shall have the powers and duties usually appertaining to a similar officer of a Delaware corporation under the direction of the Managing Shareholder and shall hold office during the pleasure of the Managing Shareholder. Any two or more offices may be held by the same person. Any officer may resign by delivering a written resignation to the Managing Shareholder and such resignation shall take effect upon delivery or as specified therein.

     (b) All conveyances of real property or any interest therein by the Trust may be made by the Corporate Trustee, which shall execute on behalf of the Trust any instruments necessary to effect the conveyance. A certificate of the Secretary of the Trust stating compliance with this Section 7.7(b) shall be conclusive in favor of any person relying thereon.

     (c) All other documents, agreements, instruments and certificates that are to be made, executed or endorsed on behalf of the Trust shall be made, executed or endorsed by such officers or persons as the Managing Shareholder shall from time to time authorize and such authority may be general or confined to specific instances. In the absence of other provisions, the President is authorized to execute any document, to take any action on behalf of the Trust under this
Section 7.7(c), and to authorize other officers to execute confirmatory documents or certificates.

     7.8  Presumption  of Power.  The  execution by the Corporate  Trustee,  the
Managing Shareholder or the officers on behalf of the Trust of leases, assignments, conveyances, contracts or agreements of any kind whatsoever shall be sufficient to bind the Trust. No person dealing with the Managing Shareholder or the Trust's officers shall be required to determine their authority to make or execute any undertaking on behalf of the Trust, nor to determine any fact or circumstances bearing upon the existence of their authority nor to see the application or distributions of revenues or proceeds derived therefrom, unless and until such person has received written notice to the contrary.

     7.9 Obligations Not Exclusive. The Managing Shareholder, Trustees and any other members of the Board shall be required to devote only such part of their time as is reasonably needed to manage the business of the Trust, it being understood that they have and shall have other business interests and therefore shall not be required to devote their time exclusively to the Trust. The
Managing Shareholder, Trustees and any other members of the Board shall in no way be prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the residential real estate industry.

Nothing in this Section 7.9 shall relieve the Managing Shareholder, Trustees or any other members of the Board of other fiduciary obligations to the Shareholders, except as limited in Article 3. Notwithstanding anything to the contrary contained in this Article or elsewhere in this Declaration, the Managing Shareholder shall have no duty to take any affirmative action with respect to management of the Trust business or the Trust Property which might require the expenditure of moneys by the Trust or the Managing Shareholder unless the Trust is then possessed of such moneys available for the proposed expenditure. Under no circumstances shall the Managing Shareholder be required to expend its own funds in connection with the day to day operation of Trust business.

     7.10 Right to Deal with Affiliates. No act of the Trust shall be affected or invalidated by the fact that a Managing Person may be a party to or have an interest in any contract or transaction of the Trust, provided that (i) such arrangement involving the Managing Person conforms with any applicable provisions of Section 1.9, and (ii) the fact of the Managing Person's interest shall be disclosed or shall have been known to the Shareholders or the contract or transaction is at prevailing rates or on terms at least as favorable to the Trust as those available from persons who are not Managing Persons.

     7.11 Removal of Managing Shareholder. The holders of at least ten percent of the Common Shares may propose the removal of the Managing Shareholder (or any successor Advisor of the Trust), either by calling a meeting or soliciting consents in accordance with the terms of this Declaration. On the affirmative vote of a Majority of the Shareholders entitled to vote (excluding Common Shares held by the Managing Shareholder that is the subject of the vote or by its Affiliates), such Managing Shareholder shall be removed. A majority of the Independent Trustees may also remove the Managing Shareholder. In the event of any such removal or the death, dissolution, resignation, insolvency, bankruptcy or other legal incapacity of the Managing Shareholder or any other event which would legally disqualify the Managing Shareholder from acting hereunder, the former Managing Shareholder shall not be entitled to any uncollected fees specified in Article 4 to the extent not accrued before the date of such removal or other incapacity.

                                    ARTICLE 8

                    DISSOLUTION, TERMINATION AND LIQUIDATION

     8.1 Dissolution. The Trust shall be dissolved promptly if prior to the Termination Date of the Initial Offering the Managing Shareholder decides to withdraw the Initial Offering in accordance with Section 7.4(cc). On or after the Termination Date, the Trust shall be dissolved and its business shall be wound up upon the earliest to occur of the following events, unless the provisions of Section 8.2 are elected:

     (a)  December 31, 2098;

     (b) The sale of all or substantially all of the Trust Property in one transaction or in a series of related transactions;

     (c)  The vote of a Majority of Shareholders; or

     (d) The occurrence of any other event which, by law, would require the Trust to be dissolved.

     8.2 Continuation of the Trust. Upon the occurrence of any event of dissolution described in Sections 8.1(a) through (c), the Trust shall be dissolved and wound up unless (i) the Managing Shareholder and a Majority of the Shareholders (calculated without regard to Common Shares owned by the Managing Shareholder or its Affiliates) within 90 days after the occurrence of any such event of dissolution elect to continue the Trust or, (ii) if there is no remaining Managing Shareholder, within 90 days after the occurrence of any such event of dissolution, a Majority of the Shareholders shall elect, in writing, that the Trust shall be continued on the terms and conditions herein contained and shall designate one or more persons willing to be substituted as a Managing Shareholder or Managing Shareholders. In the event there is no remaining Managing Shareholder and a Majority of the Shareholders elect to continue the Trust, it shall be continued with the new Managing Shareholder or Managing Shareholders who shall succeed to and assume all of the powers, privileges and obligations of the previous

Managing Shareholder or Managing Shareholders hereunder.

     8.3 Obligations on Dissolution. The dissolution of the Trust shall not release any of the parties hereto from their contractual obligations under this Declaration.

     8.4 Liquidation Procedure. Upon dissolution of the Trust for any reason:

     (a) A reasonable time shall be allowed for the orderly liquidation of the assets of the Trust and the discharge of liabilities to creditors so as to enable the Trust to minimize the losses normally attendant to a liquidation;

     (b) The Shareholders shall continue to receive dividends or distributions as may be declared by the Managing Shareholder; and

     (c) The Managing Shareholder (or in its absence, any other liquidating trustee appointed under Section 8.5) shall proceed to liquidate the Trust Properties to the extent that they have not already been reduced to cash unless the Managing Shareholder (or other liquidating trustee) elects to make distributions in kind to the extent and in the manner provided herein, and such net cash proceeds, if any, and property in kind, shall be applied and distributed to the Shareholders on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

     8.5 Liquidating Trustee. (a) If the dissolution of the Trust is caused by circumstances under which no Managing Shareholder shall be acting as a Managing Shareholder or if all liquidating Managing Shareholders are unable or refuse to act, a majority of the Board shall appoint a liquidating trustee who shall proceed to wind up the business affairs of the Trust. The liquidating trustee shall have no liability to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of the liquidating trustee if the liquidating trustee, in good faith, determined that such course of conduct was in the best interests of the Shareholders and such course of conduct did not constitute negligence or misconduct of the liquidating trustee. The liquidating trustee shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Trust, provided that the same were not the result of negligence or misconduct of the liquidating trustee.

     (b) Notwithstanding the above, the liquidating trustee shall not be indemnified and no expenses shall be advanced on its behalf for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

     (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and of any applicable state securities administrators, if required, with respect to the issue of indemnification for securities law violations.

     (d) The Trust shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

     8.6 Death, Insanity, Dissolution or Insolvency of Managing Shareholder, a Trustee or a Shareholder. The death, insanity, dissolution, winding up, insolvency, bankruptcy, receivership or other legal termination of the Managing Shareholder, a Trustee, a member of the Board or a Shareholder shall have no effect on the life of the Trust and the Trust shall not be dissolved thereby.

     8.7 Withdrawal of Offering. Dissolution of the Trust resulting from withdrawal of the Initial Offering is governed by Section 1.6(c) and Section 7.4(cc).

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 Notices. Notices or instruments of any kind which may be or are required to be given hereunder by any person to another shall be in writing and deposited in the United States Mail, first class, certified or registered or overnight mail by a nationally recognized mail service, postage prepaid, addressed to the respective person at the address appearing in the records of the Trust. Any Shareholder may change his address by giving notice in writing, stating his new address, to the Trust. Any notice shall be deemed to have been given effective as of 72 hours, excluding Saturdays, Sundays and holidays, after the depositing of such notice in an official United States Mail receptacle and as of the next business day after depositing of such notice with any such overnight mail service. Notice to the Trust may be addressed to its principal office.

     9.2 Delaware Laws Govern. This Declaration shall be governed and construed in accordance with the laws of the State of Delaware, and venue for any litigation between or against any of the parties hereto may be maintained in New Castle County, Delaware.

     9.3 Power of Attorney. Each Shareholder irrevocably constitutes and appoints the Managing Shareholder as his true and lawful attorney-in-fact and agent to effectuate and to act in his name, place and stead, in effectuating the purposes of the Trust including the execution, verification, acknowledgment, delivery, filing and recording of this Declaration as well as all authorized amendments thereto and hereto, all assumed name and doing business certificates, documents, bills of sale, assignments and other instruments of conveyances, leases, contracts, loan documents and counterparts thereof; and all other documents which may be required to effect a continuation of the Trust and which the Trust deems necessary or reasonably appropriate, including documents required to be executed in order to correct typographical errors in documents previously executed by such Shareholder, documents required to maintain the federal tax status of the Trust (unless the Managing Shareholder determines that it is in the best interests of Shareholders to change the Trust's tax status and a Majority of the Shareholders concur) and all conveyances and other instruments or other certificates necessary or appropriate to effect an authorized dissolution and liquidation of the Trust. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency or legal disability of an Shareholder.

     9.4 Disclaimer. In forming this Trust, all Shareholders recognize that the residential apartment real estate business is highly speculative and that neither the Trust nor the Managing Shareholder, any Trustee, any other member of the Board, or any other Managing Person makes any guaranty or representation to any Shareholder as to the probability or amount of gain or loss from the conduct of Trust business.

     9.5 Corporate Trustee Resignation and Replacement. The Managing Shareholder may increase or decrease the number of Corporate Trustees so long as there is at least one Corporate Trustee which meets the requirements of Section 3807 of the Delaware Act. A Corporate Trustee may resign by delivering a written resignation to the Managing Shareholder not less than 60 days prior to the effective date of the resignation. The Managing Shareholder may remove a Corporate Trustee at any time, provided that if there is no incumbent, at least one new Corporate Trustee is concurrently appointed. In the event of the absence, death, resignation, removal, dissolution, insolvency, bankruptcy or legal incapacity of a Corporate Trustee or if an additional Corporate Trustee is to be appointed, the Managing Shareholder shall appoint the Corporate Trustee in writing and shall subsequently give notice to the Shareholders, although such notice is not necessary to the validity of the appointment. A Corporate Trustee so appointed shall qualify by filing his written acceptance at the Trust's principal place of business. If there are multiple Corporate Trustees, each is vested with an undivided interest in the trust estate and may exercise all powers vested in the Corporate Trustee as directed by the Managing Shareholder.

     9.6 Amendment and Construction of Declaration. (a) This Declaration may be amended by the Managing Shareholder, without notice to or the approval of the Shareholders, from time to time for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Prospectus or to effect any amendment without notice to or approval by Shareholders as specified in other provisions of this Declaration; (2) to make such other changes or provisions in regard to matters or questions arising under this Declaration that will not materially and adversely affect the interest of any Shareholder; (3) to otherwise equitably resolve issues arising under the Prospectus or this Declaration so long as similarly situated Shareholders are not treated materially differently; (4) to maintain the federal tax status of the Trust (unless the Managing Shareholder determines that it is in the best interests of Shareholders to change the Trust's tax status and a Majority of the Shareholders concur); and (5) to comply with law.

     (b) Other amendments to this Declaration may be proposed by either the Managing Shareholder or Shareholders owning 10% or more of the outstanding Shares entitled to vote, in each case by calling a meeting of Shareholders or requesting consents under Section 9.2(b) and specifying the text of the amendment and the reasons therefor. Unless otherwise provided herein, all amendments must be approved by the holders of a Majority of the outstanding Shares entitled to vote (calculated without regard to Shares owned by the Managing Shareholder and its Affiliates), and, if the terms of a series of Shares so require, by the vote of the holders of such class, series or group specified therein.

     (c) The Managing Shareholder has power to construe this Declaration and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Trust or a Managing Person in good faith shall be final and conclusive.

     9.7 Bonds and Accounting. The Trustees and other Managing Persons shall not be required to give bond or otherwise post security for the performance of their duties and the Trust waives all provisions of law requiring or permitting the same. No person shall be entitled at any time to require the Trust, Managing Shareholder, Trustees, any other member of the Board or any Shareholder to submit to a judicial or other accounting or otherwise elect any judicial, administrative or executive supervisory proceeding applicable to non-business trusts.

     9.8 Binding Effect. This Declaration shall be binding upon and shall inure to the benefit of the Shareholders (and their spouses if the Shares of such Shareholders shall be community property) as well as their respective heirs, legal representatives, successors and assigns. This Declaration constitutes the entire agreement among the Trust, the Trustees and the Shareholders with respect to the formation and operation of the Trust, other than the Subscription Agreement entered into between the Trust and each Shareholder and the Trust Management Agreement.

     9.9 Headings. Headings of Articles and Sections used herein are for descriptive purposes only and shall not control or alter the meaning of this Declaration as set forth in the text.

     9.10 Bylaws. The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by a majority of the Board, subject to repeal or change by action of the Shareholders entitled to vote thereon.

     9.11 Severability. If any provision of this Declaration shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and the Declaration shall be carried out, if possible, as if such invalid or unenforceable provision were not contained therein.

                                   ARTICLE 10

                                   DEFINITIONS

     The following terms, whenever used herein, shall have the meanings assigned to them in this Article 10 unless the context indicates otherwise. References to sections and articles without further qualification denote sections and articles of this Declaration. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires, and the terms "person" and "he" and their derivations whenever used herein shall include natural persons and entities, including, without limitation, corporations, partnerships and trusts, unless the context indicates otherwise.

     "Advisor" refers to any Person (including the Managing Shareholder) responsible for directing or performing the day-to-day business affairs of a real estate investment trust.

     "Affiliate" - An "affiliate" of, or person "affiliated" with, a specified person includes any of the following:

     (a)  Any  person  that  directly,   or  indirectly   through  one  or  more
intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (b) Any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person.

     (c) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person.

     (d) Any executive officer, director, trustee or general partner of such other person.

     (e) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

     "Baron Advisors" refers to Baron Advisors, Inc., a Delaware corporation which is the initial Managing Shareholder of the Trust.

     "Baron Properties" refers to Baron Capital Properties, Inc., a Delaware corporation having its principal office at 1105 North Market Street, Wilmington, Delaware 19899, which is the initial Corporate Trustee.

     "Board" refers to the Managing Shareholder and the Independent Trustees, or their successors as members of the Board of the Trust, acting together as the Board of the Trust in accordance with the terms hereof.

     "Brentwood" means Brentwood Management, LLC, an Ohio limited liability company affiliated with the Managing Shareholder which may manage properties in which the Trust may invest.

     "Certificate" refers to the Certificate of Trust for the Trust, as amended from time to time.

     "Code" refers to the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Common Share" refers to a share of beneficial interest in the Trust designated as a Common Share by the Trust in accordance with Section 2.1 of this Declaration.

     "Corporate Trustee" refers to Baron Properties or its successors as Corporate Trustee, which acts as legal title holder of the Trust Property, subject to the terms of this Declaration.

     "Dealer  Manager"  refers  to  Sigma  Financial  Corporation,   a  Michigan
corporation, with its principal place of business at 4261 Park Road, Ann Arbor, Michigan 48103.

     "Declaration" refers to this Amended and Restated Declaration of Trust, as amended from time to time.

     "Delaware Act" refers to the Delaware Business Trust Act, as amended from time to time (currently codified as title 12, chapter 38 of the Delaware Code).

     "Exchange Offering" refers to the proposed offering of Units by the Operating Partnership in exchange for property interests as contemplated in the Prospectus.

     "Escrow  Date" refers to the later to occur of the dates on which the Trust
(i) accepts the subscription that results in the gross proceeds from the Initial Offering exceeding $500,000, and (ii) deposits at least $500,000 in collected funds in escrow under Section 1.6(b), provided, however, the Escrow Date shall not be later than December 31, 1998.

     "Exchange Act" refers to the federal Securities Exchange Act of 1934, as amended.

     "First Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "First Mortgage Loan" means a Mortgage Loan secured or collateralized by a First Mortgage.

     "Independent Expert" refers to a person with no material current or prior business or personal relationship with the Managing Shareholder, any Trustee or any other member of the Board of the Trust who is engaged to substantial extent in the business of rendering opinions regarding the value of assets of the type to be held by the Trust.

     "Independent   Trustee"   refers   to  any   individual   meeting   certain
qualifications under Section 7.5(b) who becomes an Independent Trustee of the Trust under the terms of this Declaration.

     "Initial Offering" refers to the initial public offering and sale of up to 2,500,000 Common Shares by the Trust pursuant to the Prospectus.

     "Junior Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

     "Junior Mortgage Loan" refers to a Mortgage Loan secured or collateralized by a Junior Mortgage.

     "Majority" - Unless otherwise specified herein, when used with respect to any consent to be given or decision to be made or action to be taken by the Shareholders or group of Shareholders entitled to vote on a particular matter, a majority in interest of all the then current Shareholders or members of the group entitled to vote.

     "Managing Person" refers to any of the following: (a) Trust officers, agents, or Affiliates, the Managing Shareholder, the Trustees, any other members of the Board, Affiliates of the Managing Shareholder, a Trustee, or any other member of the Board, and (b) any directors, officers or agents of any organizations named in (a) above when acting for a Trustee, the Managing Shareholder, any other member of the Board or any of their Affiliates on behalf of the Trust.

     "Managing Shareholder" refers to Baron Advisors and any substitute or different Managing Shareholder as may subsequently be created under the terms of this Declaration.

     "Mortgage" refers to a mortgage, deed of trust or other security interest in real property or in rights or interests in real property.

     "Mortgage Loan" refers to a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by a Mortgage.

     "Operating Partnership" refers to Baron Capital Properties, L.P., a Delaware limited partnership which will conduct all the Trust's real estate operations and hold all property interests acquired by the Trust. The Trust is the general partner of the Operating Partnership and by virtue of the acquisition of Units in the Operating Partnership will own an economic interest therein.

     "Original Investors" refers to Gregory K. McGrath and Robert S. Geiger, the founders of the Trust and the Operating Partnership.

     "Person"   refers  to  any  natural   person,   partnership,   corporation,
association, trust, limited liability company or other legal entity.

     "Preferred Share" refers to a share of beneficial interest with such preferences and rights (in relation to other Shares authorized and issued by the Trust) as the Managing Shareholder may designate under Section 2.1(c) of this Declaration for sale or issuance subsequent to completion of the Initial Offering.


     "Prospectus" refers to the Prospectus dated May 15, 1998, as supplemented and amended from time to time, pursuant to which the Trust will offer the Common Shares for sale to the public.


     "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described in Sections 856 through 860 of the Code.

     "Second Mortgage" means a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of a First Mortgage and (ii) must be satisfied before such other charges or encumbrances (other than the First Mortgage) are entitled to participate in the proceeds of any sale.

     "Second Mortgage Loan" means a Mortgage Loan secured or collateralized by a Second Mortgage.

     "Securities Act" refers to the federal Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Share" refers to a share of beneficial interest in the Trust which is either a Common Share or a Preferred Share authorized for issuance and designated as such by the Managing Shareholder in accordance with Section 2.1(c) of this Declaration.

     "Shareholder" refers to an owner of Shares (which will include the Managing Shareholder to the extent it acquires Shares).

     "Subscription Documents" refers to the form of subscription documents which each prospective Shareholder must execute in order to subscribe for Common Shares in the Initial Offering.

     "Termination Date" refers to the date the Initial Offering terminates, which date shall be December 31, 1998, or an earlier or later date determined by the Trust in its discretion as follows:

     (a) The Trust may designate any date prior to December 31, 1998 as the Termination Date if the Escrow Date has occurred prior to such date;

     (b) The Trust from time to time may designate any date after December 31, 1998, but no later than __________________ [the end of the eighteenth month following the commencement of the Initial Offering] as the Termination Date if the Escrow Date has occurred prior to the extension of the Termination Date; and

     (c) If the Trust elects to withdraw the Initial Offering of Common Shares under this Declaration, the Termination Date shall be the date of that election.

     "Trust" refers to Baron Capital Trust, a Delaware business trust which is the issuer of Shares of the Trust.

     "Trustee" and "Trustees"- "Trustee" means a person serving as a Corporate Trustee or an Independent Trustee of the Trust under this Declaration; the term "Trustees" refers to the Corporate Trustee and the Independent Trustees collectively.


     "Trust Management Agreement" refers to the Trust Management Agreement dated as of May 15, 1998 between the Trust and the Managing Shareholder under which the Managing Shareholder will perform certain management, administrative and investment advisory services for the Trust as described in the Prospectus.


     "Trust Property" refers to all real and personal property owned or acquired by the Corporate Trustee as part of the trust estate under this Declaration, which is expected to include but not be limited to (i) the land, buildings and improvements comprising one or more existing residential apartment properties in which the Trust may make an equity investment, and (ii) its rights in connection with Mortgage Loans it may acquire or make which are secured by Mortgages on the land, buildings and improvements comprising residential apartment properties.

     "Units" refers to units of limited partnership interest in the Operating Partnership.

     IN WITNESS WHEREOF, the undersigned have signed this Declaration as of the date first above written.


                                      BARON CAPITAL PROPERTIES, INC.,
                                      Grantor and Corporate Trustee




                                      By: /s/ GREGORY K. MCGRATH
                                          --------------------------
                                          Gregory K. McGrath, President




                                      BARON ADVISORS, INC.,
                                      Managing Shareholder




                                      By: /s/ GREGORY K. MCGRATH
                                          --------------------------
                                          Gregory K. McGrath, President

                                                                       EXHIBIT A


                                                                Number of Shares
Shareholder Name                    Address                     Oned and Class
----------------                    -------                     --------------